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                                                                     EXHIBIT 2.1






                          PLAN AND AGREEMENT OF MERGER

                                      AMONG

                           KEY ENERGY SERVICES, INC.,

                              KEY MERGER SUB, INC.

                                       AND

                                Q SERVICES, INC.






                                  MAY 13, 2002



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                              TABLE OF CONTENTS

Article 1 DEFINITIONS........................................................2
          1.1   DEFINITIONS..................................................2

Article 2 THE MERGER........................................................10
          2.1   SURVIVING CORPORATION.......................................10
          2.2   EFFECTIVE DATE..............................................10
          2.3   CONTINUED CORPORATE EXISTENCE OF SURVIVING CORPORATION......10
          2.4   GOVERNING LAW AND ARTICLES OF INCORPORATION OF SURVIVING
                CORPORATION.................................................10
          2.5   BYLAWS OF SURVIVING CORPORATION.............................10
          2.6   DIRECTORS OF SURVIVING CORPORATION..........................10
          2.7   OFFICERS OF SURVIVING CORPORATION...........................10
          2.8   VACANCIES...................................................10
          2.9   CONVERSION OF SECURITIES UPON MERGER........................11
                2.9.1 CANCELLATION OF TREASURY SHARES.......................11
                2.9.2 QSI STOCK OPTIONS AND WARRANTS........................11
                2.9.3 REDEMPTION OF PREFERRED STOCK.........................12
                2.9.4 CONVERSION OF QSI COMMON STOCK........................12
                2.9.5 HOLDBACK..............................................13
                2.9.6 CONVERSION OF MERGER SUB COMMON STOCK.................13
                2.9.7 NO FRACTIONAL SHARES..................................13
          2.10  PURCHASE PRICE ADJUSTMENT PAYMENT...........................13
                2.10.1 KEY ADJUSTMENT PAYMENT...............................14
                2.10.2 QSI ADJUSTMENT PAYMENT...............................14
          2.11  SURRENDER OF QSI CERTIFICATES...............................15
                2.11.1 CERTIFICATES NOT DELIVERED ON THE EFFECTIVE DATE.....15
                2.11.2 LOST, STOLEN OR DESTROYED CERTIFICATES...............16
          2.12  QSI TRANSFER BOOKS CLOSED...................................16
          2.13  ASSETS AND LIABILITIES OF MERGING CORPORATIONS BECOME THOSE
                OF SURVIVING CORPORATION....................................16
          2.14  DISSENTING SHAREHOLDERS.....................................16
          2.15  FEDERAL INCOME TAX TREATMENT................................16
          2.16  CLOSING.....................................................16

Article 3 REPRESENTATIONS AND WARRANTIES OF QSI.............................16
          3.1   REPRESENTATIONS AND WARRANTIES QSI..........................16
                3.1.1 ORGANIZATION, GOOD STANDING AND AUTHORITY.............16
                3.1.2 AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER
                      OBLIGATIONS...........................................17
                3.1.3 CAPITALIZATION........................................17
                3.1.4 OWNERSHIP OF THE QSI SHARES...........................17
                3.1.5 SUBSIDIARIES..........................................18
                3.1.6 FINANCIAL STATEMENTS..................................18
                3.1.7 LIABILITIES...........................................18
                3.1.8 ADDITIONAL COMPANY INFORMATION........................19
                3.1.9 NO DEFAULTS...........................................21
                3.1.10 ABSENCE OF CERTAIN CHANGES AND EVENTS................21

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                3.1.11 TAXES................................................21
                3.1.12 INTELLECTUAL PROPERTY................................24
                3.1.13 TITLE TO AND CONDITION OF ASSETS.....................24
                3.1.14 CONTRACTS............................................24
                3.1.15 LICENSES AND PERMITS.................................25
                3.1.16 LITIGATION...........................................25
                3.1.17 ENVIRONMENTAL COMPLIANCE.............................25
                3.1.18 COMPLIANCE WITH OTHER LAWS...........................27
                3.1.19 ERISA PLANS OR LABOR ISSUES..........................27
                3.1.20 REPRESENTATIONS RELATING TO OPERATION OF SALTWATER
                      DISPOSAL WELLS........................................28
                3.1.21 INVESTIGATIONS.......................................29
                3.1.22 REAL PROPERTY OWNED..................................29
                3.1.23 REAL PROPERTY LEASED.................................29
                3.1.24 ABSENCE OF CERTAIN BUSINESS PRACTICES................30
                3.1.25 INSURANCE............................................30
                3.1.26 FINDER'S FEE.........................................30
                3.1.27 RELATED PARTY INTERESTS..............................30
                3.1.28 COMPLIANCE WITH DEPARTMENT OF TRANSPORTATION RULES AND
                      REGULATIONS...........................................31
                3.1.29 PREDECESSORS IN INTEREST.............................31

Article 4 REPRESENTATIONS AND WARRANTIES OF KEY.............................31
          4.1   REPRESENTATIONS AND WARRANTIES OF KEY.......................31
                4.1.1 ORGANIZATION AND GOOD STANDING OF MERGER SUB..........31
                4.1.2 AGREEMENTS AUTHORIZED BY MERGER SUB AND ITS EFFECT ON
                      OTHER OBLIGATIONS.....................................31
                4.1.3 INVESTIGATIONS........................................31
                4.1.4 ORGANIZATION AND GOOD STANDING OF KEY.................32
                4.1.5 AGREEMENT AUTHORIZED BY KEY AND ITS EFFECT ON OTHER
                      OBLIGATIONS...........................................32
                4.1.6 ISSUANCE OF KEY SHARES................................32
                4.1.7 CAPITALIZATION........................................32
                4.1.8 REPORTS AND FINANCIAL STATEMENTS......................33
                4.1.9 ABSENCE OF CERTAIN CHANGES AND EVENTS.................33
                4.1.10 FINDER'S FEE.........................................33

Article 5 OBLIGATIONS PENDING EFFECTIVE DATE................................34
          5.1   AGREEMENTS OF KEY AND QSI...................................34
                5.1.1 MAINTENANCE OF PRESENT BUSINESS.......................34
                5.1.2 MAINTENANCE OF PROPERTIES.............................34
                5.1.3 MAINTENANCE OF BOOKS AND RECORDS......................34
                5.1.4 COMPLIANCE WITH LAW...................................34
                5.1.5 INSPECTION OF KEY AND QSI.............................34
          5.2   REGULATORY AND OTHER AUTHORIZATIONS.........................34
          5.3   ADDITIONAL AGREEMENTS.......................................35
                5.3.1 PROHIBITION OF CERTAIN EMPLOYMENT CONTRACTS...........35
                5.3.2 PROHIBITION OF CERTAIN LOANS..........................35
                5.3.3 PROHIBITION OF CERTAIN COMMITMENTS....................35


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                5.3.4 DISPOSAL OF ASSETS....................................35
                5.3.5 MAINTENANCE OF INSURANCE..............................35
                5.3.6 ACQUISITION PROPOSALS.................................35
                5.3.7 NO AMENDMENT TO ARTICLES OF INCORPORATION, ETC........36
                5.3.8 NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES..........36
                5.3.9 PROHIBITION ON DIVIDENDS..............................36
                5.3.10 SHAREHOLDER MEETING..................................36
                5.3.11 INVESTIGATION........................................36
                5.3.12 RELATED PARTY OBLIGATIONS. BEFORE THE
                       EFFECTIVE DATE,......................................37
          5.4   ADDITIONAL AGREEMENTS OF KEY................................37
                5.4.1 REGISTRATION STATEMENT................................37
                5.4.2 LISTING OF KEY STOCK..................................38
                5.4.3 DELIVERY OF REPORTS...................................38
                5.4.4 RESALE OF KEY SHARES..................................38
                5.4.5 ASSISTANCE IN BLOCK SALE TRANSACTIONS.................42
                5.4.6 ISSUANCES OF KEY COMMON STOCK.........................42
          5.5   SUPPLEMENTAL INFORMATION....................................42

Article 6 CONDITIONS PRECEDENT TO OBLIGATIONS...............................42
          6.1   CONDITIONS PRECEDENT TO OBLIGATIONS OF QSI..................42
                6.1.1 REPRESENTATIONS AND WARRANTIES OF KEY TRUE AT EFFECTIVE
                      DATE..................................................42
                6.1.2 NO MATERIAL LITIGATION................................43
                6.1.3 OPINION OF KEY COUNSEL................................43
                6.1.4 LISTING OF KEY COMMON STOCK...........................44
                6.1.5 CONSENT OF CERTAIN PARTIES IN PRIVITY WITH KEY........44
                6.1.6 HSR...................................................44
                6.1.7 SECRETARY'S CERTIFICATES..............................44
                6.1.8 EMPLOYMENT AGREEMENTS.................................44
                6.1.9 QSI SHAREHOLDER APPROVAL..............................44
                6.1.10 REDEMPTION OF PREFERRED STOCK........................44
                6.1.11 CREDIT AGREEMENT.....................................44
                6.1.12 REGISTRATION STATEMENT...............................44
          6.2   CONDITIONS PRECEDENT TO OBLIGATIONS OF KEY AND MERGER SUB...44
                6.2.1 REPRESENTATIONS AND WARRANTIES OF QSI TRUE AT EFFECTIVE
                      DATE..................................................45
                6.2.2 NO MATERIAL LITIGATION................................45
                6.2.3 OPINION OF QSI COUNSEL................................45
                6.2.4 HSR...................................................46
                6.2.5 RESIGNATIONS..........................................46
                6.2.6 EMPLOYMENT AGREEMENTS.................................46
                6.2.7 QSI SHAREHOLDER APPROVAL..............................46
                6.2.8 NON-COMPETE AGREEMENTS................................46
                6.2.9 SECRETARY'S CERTIFICATE...............................46
                6.2.10 QSI REPRESENTATIVES..................................46
                6.2.11 SHAREHOLDERS AGREEMENT...............................46
                6.2.12 RELATED PARTY AGREEMENTS.............................46
                6.2.13 OPTIONS..............................................47
                6.2.14 WARRANTS.............................................47


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                6.2.15 REDEMPTION OF PREFERRED STOCK........................47
                6.2.16 AFFILIATE AGREEMENTS.................................47
                6.2.17 SEVERANCE POLICY.....................................47

Article 7 TERMINATION AND ABANDONMENT.......................................47
          7.1   TERMINATION.................................................47
                7.1.1 BY MUTUAL CONSENT.....................................47
                7.1.2 BY KEY BECAUSE OF DISSENTING SHAREHOLDERS.............47
                7.1.3 BY QSI BECAUSE OF CONDITIONS PRECEDENT................48
                7.1.4 BY QSI BECAUSE OF MATERIAL ADVERSE EFFECT.............48
                7.1.5 BY KEY OR MERGER SUB BECAUSE OF CONDITIONS PRECEDENT..48
                7.1.6 BY KEY OR MERGER SUB BECAUSE OF MATERIAL ADVERSE
                      EFFECT................................................48
                7.1.7 BY KEY OR MERGER SUB, OR BY QSI BECAUSE OF LEGAL
                      PROCEEDINGS...........................................48
                7.1.8 BY KEY OR MERGER SUB, OR BY QSI, IF TRANSACTIONS NOT
                      EFFECTIVE BY JULY 17, 2002............................48
                7.1.9 BY KEY OR MERGER SUB BECAUSE OF MATERIAL DEVELOPMENTS.48
          7.2   TERMINATION BY BOARD OF DIRECTORS...........................49
          7.3   EFFECT OF TERMINATION.......................................49
          7.4   WAIVER OF CONDITIONS........................................49

Article 8 ADDITIONAL AGREEMENTS.............................................49
          8.1   EMPLOYMENT MATTERS..........................................49
          8.2   VOTING AND SUPPORT AGREEMENTS...............................50
          8.3   LIABILITY THRESHOLD.........................................50
          8.4   FURTHER ASSURANCES..........................................51

Article 9 MISCELLANEOUS.....................................................52
          9.1   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.......52
                9.1.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF KEY AND
                      MERGER SUB............................................52
                9.1.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF QSI......52
          9.2   ENTIRETY; AMENDMENTS........................................52
          9.3   COUNTERPARTS................................................52
          9.4   NOTICES AND WAIVERS.........................................52
          9.5   CAPTIONS....................................................53
          9.6   SUCCESSORS AND ASSIGNS......................................53
          9.7   SEVERABILITY................................................53
          9.8   JOINT DRAFTING..............................................53
          9.9   APPLICABLE LAW..............................................54

EXHIBITS

Exhibit A   Form of Non-Compete Agreement
Exhibit B   QSI Affiliate Agreement
Exhibit C   Voting and Support Agreement
Exhibit D   Letter of Transmittal
Exhibit E   Employment Agreements

                            PLAN AND AGREEMENT OF MERGER

      THIS PLAN AND AGREEMENT OF MERGER (this "Agreement") is entered into as of May 13, 2002 among Key Energy Services, Inc., a Maryland corporation ("Key"); Key Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Key ("Merger Sub"); and Q Services, Inc., a Texas corporation ("QSI"). Merger Sub and QSI are sometimes collectively referred to herein as the "Merging Corporations."

                                W I T N E S S E T H

      WHEREAS, Key is a corporation duly organized and validly existing under the laws of the State of Maryland, with its principal place of business at 6 Desta Drive, Midland, Texas 79705;

      WHEREAS, the authorized capital stock of Key consists of 200,000,000 shares of Key Common Stock, of which as of May 9, 2002, 109,772,863 shares are issued and outstanding, and 11,680,658 shares are reserved for issuance pursuant to outstanding stock options, warrants and other convertible securities;

      WHEREAS, Merger Sub is a corporation duly organized and validly existing under the laws of the State of Texas, with its principal place of business at 6 Desta Drive, Midland, Texas 79705;

      WHEREAS, Key owns 1,000 shares of Merger Sub Common Stock, which constitutes all of the issued and outstanding shares of capital stock of Merger Sub;

      WHEREAS, QSI is a corporation duly organized and validly existing under the laws of the State of Texas, with its principal place of business at 3100 Timmons Lane, Suite 300, Houston, Texas 77027;

      WHEREAS, the authorized capital stock of QSI consists of (i) 40,000,000 shares of QSI Common Stock, of which on the date hereof 15,083,815 shares are issued and outstanding, 0 shares are held in treasury, and 2,276,368 shares are reserved for issuance pursuant to outstanding stock options and warrants and
(ii) 200,000 shares of preferred stock, no par value, of which (A) 100,000 shares are designated as Series A Preferred Stock, of which 72,000 shares are issued and outstanding and (B) 100,000 shares are designated as Series B Redeemable Preferred Stock, of which 2,600 shares are issued and outstanding;

      WHEREAS, (i) the board of directors of Key, (ii) Key (in its capacity as Merger Sub's sole shareholder) and the board of directors of Merger Sub, and
(iii) the board of directors of QSI desire to merge Merger Sub with and into QSI in accordance with the provisions of Section 5.03 of the TBCA pursuant to the terms and provisions of this Agreement, and have approved such merger (the "Merger") and the other terms and provisions of this Agreement; and

      WHEREAS, in connection with the merger contemplated by this Agreement, Key will issue shares of Key Common Stock that will be registered on a registration statement on Form S-4 (File No. 333-83924) (the "Registration Statement"), which has been declared effective under the Securities Act.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and to prescribe the terms and conditions of the Merger contemplated hereby, the mode of carrying the Merger into effect, the manner and basis of converting the shares of QSI Common Stock outstanding on the Effective Date of the Merger into the right to receive the Merger Consideration described in Section 2.9 hereof, and such other details and provisions as are deemed necessary or proper, the parties hereto hereby agree as follows:

                                  ARTICLE 1

                                 DEFINITIONS

      1.1 DEFINITIONS. In addition to the other defined terms used herein, as used in this Agreement, the following terms when capitalized have the meanings indicated.

            "ACQUISITION PROPOSAL" means any proposal for a merger, consolidation or other business combination involving QSI or for the acquisition or purchase of any equity interest in, or a material portion of the assets of, QSI, other than the transactions with Key and Merger Sub contemplated by this Agreement.

            "AGREEMENT" means this Plan and Agreement of Merger, as the same may be amended or modified.

            "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheets and related consolidated statements of income, retained earnings, and cash flows of QSI and its subsidiaries, with appended notes which are an integral part of such statements, as at and for fiscal years ended December 31, 1999, 2000 and 2001.

            "BALANCE SHEET DATE" means March 31, 2002.

            "CASH OUT OPTIONS" has the meaning specified in Section 2.9.2.1 hereof.

            "CASH OUT WARRANTS" has the meaning specified in Section 2.9.2.2 hereof.

            "CERTIFICATES" means the certificates representing issued and outstanding shares of QSI Common Stock.

             "COBRA" means Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            "CODE" means the United States Internal Revenue Code of 1986, as amended.

            "DISPUTED POTENTIAL LIABILITY" has the meaning specified in Section
      7.3 hereof.

            "EFFECTIVE DATE" has the meaning specified in Section 2.2 hereof.

            "EFFECTIVE PRICE PER SHARE" means the sum of the Purchase Price plus the Option/Warrant Strike Proceeds divided by the Fully Diluted QSI Shares Outstanding.

            "EMPLOYEE PLAN" means (i) any "employee benefit plan" as defined in
      Section 3(3) of the ERISA, maintained or contributed to; and (ii) any personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, cafeteria plans and each other employee or fringe benefit plan, agreement, arrangement, program, practice, or understanding which is not described in clause (i), in each case currently sponsored, maintained or contributed to by QSI, any QSI Subsidiary or ERISA Affiliate or for which QSI, any QSI Subsidiary or ERISA Affiliate has or could have any liability.

            "EMPLOYMENT AGREEMENTS" has the meaning specified in Section 6.1.8 hereof.

            "ENCUMBRANCES" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, and other encumbrance of any kind or nature, except (i) liens for Taxes, impositions, assessments, fees, rents or other governmental charges levied or assessed or imposed and not yet delinquent or such liens being contested in good faith by appropriate proceedings, which proceedings are set forth on SCHEDULE 1.1 hereto, (ii) statutory liens (including materialmen's, warehousemen's, mechanics', repairmen's, landlords', and other similar liens) arising in the ordinary course of business securing payments not yet delinquent or being contested in good faith by appropriate proceedings, which proceedings are set forth on SCHEDULE 1.1 hereto; (iii) with respect to each individual asset, defects, imperfections or irregularities of title or similar liens that would not materially and adversely impact the use or ownership of such asset by QSI or any QSI Subsidiary; and (iv) preferential purchase rights and other similar arrangements with respect to which consents or waivers are obtained for this transaction or as to which the time for asserting such rights has expired at the Effective Date without an exercise of such rights, (iv) Encumbrances entered into in the ordinary course of business that do not secure the payment of indebtedness for borrowed money and none of which affect the benefit or use of the asset or assets subject thereto or affect the ability of QSI or any QSI Subsidiary to conduct its business; and (vi) any conditions relating to the real property or real property rights owned or leased by QSI or any QSI Subsidiary that are set forth on SCHEDULES 3.1.8.1 or 3.1.22.1 hereto.

            "ENVIRONMENTAL ASSESSMENT" means the right of Key or its contractors or agents to: (i) review QSI's environmental records in any publicly available environmental records; (ii) submit a pre-inspection environmental questionnaire to QSI; (iii) make a site assessment to visually inspect the problems and operations of QSI and each QSI Subsidiary; (iv) conduct interviews with QSI's corporate and site personnel responsible for environmental matters; and (v) copy any governmental documents regarding the properties and operations of QSI or any QSI Subsidiary.

             "ENVIRONMENTAL LAW" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any federal, state, local, municipal or other governmental authority, or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct for soil surface water or groundwater quality, solid, liquid or contained gaseous waste, subsurface disposal operations, wastewater or stormwater discharge, air emissions, protection of the environment or of human health, or employee health and safety as such were in effect at the time of the relevant conduct.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" means any entity which is a member of QSI's or a QSI Subsidiary's controlled group under Section 414 of the Code or Section 4001(a)(14) of ERISA.

            "ESCROWED CASH" has the meaning specified in Section 2.9.5 hereof.

            "ESCROWED CONSIDERATION" means the Escrowed Shares (determined at the Key Share Price), plus the Escrowed Cash.

            "ESCROWED SHARES" has the meaning specified in Section 2.9.5 hereof.

            "ESTIMATED BALANCE SHEET" has the meaning specified in Section
      2.9.4.2 hereof.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FINAL BALANCE SHEET" has the meaning specified in Section 2.10 hereof.

            "FINAL EFFECTIVE PRICE PER SHARE" means the sum of the Final Purchase Price plus the Option/Warrant Strike Proceeds divided by the Fully Diluted QSI Shares Outstanding.

            "FINAL MERGER CONSIDERATION" has the meaning specified in Section
      2.10 hereof.

            "FINAL OPTION PAYOUT" means the dollar amount to be paid with respect to an Option, calculated as (i) that number of shares of QSI Common Stock subject to such Option, MULTIPLIED BY (ii) the Final Option Spread.

            "FINAL OPTION SPREAD" means, with respect to an Option, that amount equal to (i) the Final Effective Price Per Share, less (ii) the exercise price per share of such Option.

            "FINAL PURCHASE PRICE" means $265,000,000 less (i) "Total Liabilities" as recorded on the Final Balance Sheet and calculated in accordance with Section 2.10 hereof and (ii) the aggregate amount of Redemption Notes, plus "Total Current Assets" as recorded on the Final Balance Sheet and calculated in accordance with Section 2.10 hereof.

            "FINAL WARRANT PAYOUT" means the dollar amount to be paid with respect to each Cash Out Warrant, calculated as (i) that number of shares of QSI Common Stock such holder would have been entitled to receive had such holder exercised the warrant, MULTIPLIED BY (ii) the Final Warrant Spread.

            "FINAL WARRANT SPREAD" means, with respect to each Cash Out Warrant, that amount equal to (i) the Final Effective Price Per Share, LESS (ii) the exercise price per share of such Warrant.

            "FULLY DILUTED QSI SHARES OUTSTANDING" means the sum of the currently issued and outstanding shares of QSI Common Stock plus the number of shares of QSI Common Stock issuable if all outstanding Warrants and Options were exercised in full immediately prior to the Effective Date, without taking into account any cashless exercise thereof effected in connection with this Agreement.

            "FUTURE ACQUISITION" means any future acquisition of any business, assets or capital stock by Key.

            "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1978 and the rules and regulations promulgated thereunder.

            "INDEMNIFIED EXECUTIVES" means each person who is now, or has been before the date hereof or who becomes before the Effective Date, an officer or director of QSI or any of the QSI's subsidiaries.

            "INDEMNIFIED QSI SHAREHOLDER" has the meaning specified in Section
      5.4.4.2 hereof.

            "INDEMNIFIED PERSON" has the meaning specified in Section 5.4.4.4 hereof.

            "INTELLECTUAL PROPERTY" means all patents, patent applications, trademarks and service marks (including registrations and applications therefore), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith.

            "KEY" has the meaning specified in the preamble to this Agreement.

            "KEY ADJUSTMENT PAYMENTS" has the meaning specified in Section
      2.10.1 hereof.

            "KEY COMMON STOCK" means the common stock, par value $0.10 per share, of Key.

            "KEY SHARES" means the shares of Key Common Stock to be issued in the Merger.

            "KEY SHARE PRICE" means the average of the closing prices of Key Common Stock on the New York Stock Exchange for the 10 trading days immediately preceding the day before the Effective Date (the "10-Day Average"); PROVIDED, HOWEVER, that if the 10-Day Average is equal to or less than $11.00, then the Key Share Price shall be $11.00, and if the 10-Day Average is equal to or greater than $13.00, the Key Share Price shall be $13.00.

            "LIABILITY NOTICE" means the notice given by Key to QSI pursuant to
      Section 8.3.1.2 hereof.

            "LIABILITY THRESHOLD" has the meaning specified in Section 6.2.1 hereof.

             "MERGER" has the meaning specified in the recitals to this Agreement.

            "MERGER CONSIDERATION" has the meaning specified in Section 2.9.4.1 hereof.

            "MERGER SUB" has the meaning specified in the preamble to this Agreement.

            "MERGER SUB COMMON STOCK" means the common stock, par value $.001 per share, of Merger Sub.

            "MERGING CORPORATIONS" has the meaning specified in the preamble to this Agreement.

            "NON-COMPETE AGREEMENT" means the non-compete agreement in the form of EXHIBIT A hereto.

            "NOTE HOLDER" means each holder of either an Option Note or Warrant Note.

            "OPTIONS" means all options to purchase QSI Common Stock, including, without limitation, all options issued under the Q Services, Inc. 1999 Stock Incentive Plan and the Q Services, Inc. 2000 Stock Incentive Plan.

            "OPTION NOTES" has the meaning specified in Section 2.9.2.1 hereof.

            "OPTION PAYOUT" means the dollar amount to be paid with respect to an Option, calculated as (i) that number of shares of QSI Common Stock subject to such Option, MULTIPLIED BY (ii) the Option Spread.

            "OPTION SPREAD" means, with respect to an Option, that amount equal to (i) the Effective Price Per Share, LESS (ii) the exercise price per share of such option.

            "OPTION/WARRANT STRIKE PROCEEDS" means the total dollar proceeds which would be received by QSI upon exercise of the Options and Warrants assuming all Options and Warrants were exercised for cash immediately prior the Effective Date and not taking into account any cashless exercise thereof effected in connection with this Agreement.

            "OTHER OPTIONS" has the meaning specified in Section 2.9.2.1 hereof.

            "OTHER WARRANTS" has the meaning specified in Section 2.9.2.2 hereof.

            "PAYING AGENT" means at any time the bank or trust company acting as Key's paying agent at that time in connection with the exchange of Certificates for the Merger Consideration.

            "PERMITS" has the meaning specified in Section 3.1.8.14 hereof.

            "PERSON" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

            "POTENTIAL LIABILITY" means (i) an environmental condition identified in the Environmental Assessment of or on a particular property owned, leased or operated by QSI or a QSI Subsidiary or (ii) any other condition, fact or item identified by Key in the course of its inspection of QSI pursuant to Section 5.1.5 hereof with respect to any SWD Well that, in either case, would make a representation or warranty contained in Sections 3.1.8.17, 3.1.8.18, 3.1.17 (including all subparagraphs thereto) and 3.1.20 hereof untrue in any respect.

             "PROSPECTUS" means the prospectus contained in the Registration Statement, as amended pursuant to a post-effective amendment to the Registration Statement, that complies as to form and substance with the requirements of the Securities Act, pursuant to which the Key Shares will be issued and which will also be available for use by the holders of QSI Common Stock who are affiliates of QSI in the resale of the Key Shares they receive in the Merger without restriction under the Securities Act.

            "PURCHASE PRICE" means $265,000,000, LESS (i) "Total Liabilities" as recorded on the Estimated Balance Sheet and calculated in accordance with
      Section 2.9.4.2 hereof and (ii) the aggregate amount of the Redemption Notes, PLUS "Total Current Assets" as recorded on the Estimated Balance Sheet and calculated in accordance with Section 2.9.4.2 hereof.

            "QSI" means Q Services, Inc., a Texas corporation.

            "QSI ADJUSTMENT PAYMENT" has the meaning specified in Section 2.10.2 hereof.

            "QSI AFFILIATE AGREEMENT" means the affiliate agreement in the form of EXHIBIT B hereto.

             "QSI COMMON STOCK" means the common stock, no par value per share, of QSI.

            "QSI DEFICIENCY" has the meaning specified in Section 2.10.2 hereof.

            "QSI EMPLOYEE" has the meaning specified in Section 8.1 hereof.

            "QSI LEASED PROPERTIES" has the meaning specified in Section
       3.1.23.1 hereof.

            "QSI OWNED PROPERTIES" has the meaning specified in Section 3.1.22.1 hereof.

            "QSI PREFERRED STOCK" means, collectively, the Series A Preferred Stock and the Series B Preferred Stock.

            "QSI REPRESENTATIVES" means David Schorlemer and Anthony DeLuca.

            "QSI SHARES" means the issued and outstanding shares of QSI Common Stock and QSI Preferred Stock.

            "QSI SHAREHOLDERS" means the holders of QSI Common Stock and QSI Preferred Stock, all of which are identified on SCHEDULE 3.1.4 hereto.

            "QSI SUBSIDIARIES" means any corporation, partnership, joint venture or other legal entity in which QSI beneficially owns a controlling equity interest, each of which are identified on SCHEDULE 3.1.5 hereto.

            "REDEMPTION NOTES" has the meaning set forth in Section 2.9.3 hereof.

             "REGISTRATION STATEMENT" has the meaning specified in the recitals to this Agreement.

            "REPLACEMENT PLANS" has the meaning specified in Section 8.1 hereof.

            "REPORTS" has the meaning specified in Section 4.1.8 hereof.

            "REQUIRED INTELLECTUAL PROPERTY" has the meaning specified in
      Section 3.1.12 hereof.

            "REQUIRED PERMITS" has the meaning specified in Section 3.1.15 hereof.

             "SEC" means the United States Securities and Exchange Commission.

             "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SELLING QSI SHAREHOLDERS" means the Persons identified on SCHEDULE
      1.2 hereto.

            "SERIES A PREFERRED STOCK" means the preferred stock, no par value, of QSI designated as Series A Redeemable Preferred Stock.

            "SERIES B PREFERRED STOCK" means the preferred stock, no par value of QSI designated as Series B Redeemable Preferred Stock.

            "SHAREHOLDERS MEETING" means the meeting of the QSI Shareholders to be held to approve this Agreement and the Merger contemplated hereby.

            "SHAW LITIGATION" means the litigation filed in the District Court in Karnes County, Texas, 218th Judicial District, Case No.
      02--03--0056--CK, styled SHAW V. NABORS INDUSTRIES, INC. & POOL COMPANY TEXAS, LTD.

             "SUBSTANCE OF ENVIRONMENTAL CONCERN" means any substance that is defined as toxic or hazardous under any Environmental Law or that is regulated pursuant to or could give rise to liability under any Environmental Law.

            "SUPPLEMENTAL INFORMATION" has the meaning specified in Section 5.5 hereof.

            "SURVIVING CORPORATION" has the meaning specified in Section 2.1 hereof.

            "SWD WELLS" means each of those saltwater disposal wells identified on SCHEDULE 3.1.8.18 hereto.

            "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under ss.59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person.

            "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "TBCA" means the Texas Business Corporation Act, as amended.

            "TRADING DAY" means any day the New York Stock Exchange is open for trading.

            "UNAUDITED FINANCIAL STATEMENTS" means the unaudited consolidated balance sheet and related consolidated statements of income, retained earnings and cash flows of QSI and its consolidated subsidiaries as at and for the period ended on the Balance Sheet Date.

            "VOTING AND SUPPORT AGREEMENT" means a Voting and Support Agreement dated the date hereof in substantially the form of EXHIBIT C hereto.

            "WARRANTS" means all warrants to purchase QSI Common Stock.

            "WARRANT NOTES" has the meaning specified in Section 2.9.2.2 hereof.

            "WARRANT PAYOUT" means the dollar amount to be paid with respect to each Warrant, calculated as (i) that number of shares of QSI Common Stock such holder would have been entitled to receive had such holder exercised the Warrant, MULTIPLIED by (ii) the Warrant Spread.

            "WARRANT SPREAD" means, with respect to each Warrant, that amount equal to (i) the Effective Price Per Share, LESS (ii) the exercise price per share of such Warrant.

                                   ARTICLE 2

                                  THE MERGER

      2.1 SURVIVING CORPORATION. Subject to the terms and conditions hereof, Merger Sub shall be, upon the Effective Date, merged with and into QSI with QSI being the surviving corporation (the "Surviving Corporation"), which shall continue its corporate existence and remain a Texas corporation governed by and subject to the laws of that state. Accordingly, on the Effective Date, the separate existence of Merger Sub, except insofar as continued by statute, shall cease.

      2.2 EFFECTIVE DATE. The Merger shall become effective upon the filing of the articles of merger with the Secretary of State of Texas following its execution in accordance with Sections 5.04 and 5.05 of the TBCA. The date upon which the Merger becomes effective is referred to in this Agreement as the "Effective Date."

      2.3 CONTINUED CORPORATE EXISTENCE OF SURVIVING CORPORATION. On the Effective Date, the corporate identity and existence of QSI shall continue unaffected and unimpaired by the Merger as provided in and in accordance with the TBCA, and the corporate identity and existence of Merger Sub shall be wholly merged into QSI and QSI shall be fully vested therewith as provided in and in accordance with the TBCA.

      2.4 GOVERNING LAW AND ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The laws of Texas shall continue to govern the Surviving Corporation after the Effective Date. On and after the Effective Date, the articles of incorporation of Merger Sub shall be the articles of incorporation of the Surviving Corporation; PROVIDED, HOWEVER, that Article 1 thereof shall be amended to read "The name of the corporation is Q Services, Inc. (the "Corporation")." Thereafter the articles of incorporation may be amended as provided by law and such articles of incorporation of the Surviving Corporation.

      2.5 BYLAWS OF SURVIVING CORPORATION. On the Effective Date, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until altered, amended or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the articles of incorporation of Surviving Corporation and the bylaws of Surviving Corporation.

      2.6 DIRECTORS OF SURVIVING CORPORATION. The incumbent director of Merger Sub immediately before the Effective Date shall constitute the board of directors of the Surviving Corporation from and after the Effective Date, and such person shall remain the director of the Surviving Corporation until his successor is duly elected and qualified in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.

      2.7 OFFICERS OF SURVIVING CORPORATION. The incumbent officers of Merger Sub immediately before the Effective Date shall be the officers of the Surviving Corporation from and after the Effective Date and until their successors are duly elected and qualified in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.

      2.8 VACANCIES. If on or after the Effective Date, a vacancy shall for any reason exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation.

      2.9 CONVERSION OF SECURITIES UPON MERGER.

            2.9.1 CANCELLATION OF TREASURY SHARES. On the Effective Date, as a result of the Merger and without any action on the part of the holder thereof, all shares of capital stock of QSI held in treasury by QSI shall be canceled and retired and shall cease to exist from the Effective Date, and no consideration shall be paid with respect thereto.

            2.9.2 QSI STOCK OPTIONS AND WARRANTS.

                  2.9.2.1 OPTIONS. As of the Effective Date, this Agreement
             shall be amended to include SCHEDULE 2.9.2.1 hereto, which identifies each of the Options that has been designated by QSI to receive an Option Payout in cash (which Options shall be amended to provide for an Option Payout in accordance with this Section 2.9.2.1) (the "Cash Out Options"), and such Options shall be surrendered to QSI immediately before the Effective Date in exchange for an amount equal to the Option Payout. Upon such surrender, QSI shall issue a non-interest bearing promissory note (in a form reasonably acceptable to Key) to each holder of a Cash Out Option, which note shall be in a principal amount equal to the Option Payout relating to such Option, less any applicable withholding obligations (collectively, the "Option Notes"). Upon issuance and delivery of the Option Notes to the holders of the Cash Out Options, QSI shall cancel the Cash Out Options and such Options shall cease to exist. On the Effective Date, the Option Notes shall be paid by QSI subject to Section 2.9.5 hereof. QSI shall, to the extent required, accelerate the time at which Options other than the Cash Out Options (the "Other Options") may be exercised in full to a limited period of time before the Effective Date, and amend the Other Options, to the extent required, to provide that the holder may surrender all or a portion of each Other Option during such period in exchange for an Option Payout (or a portion thereof corresponding to the portion of the Other Option that is so surrendered), less any applicable withholding obligations payable in the form of QSI Common Stock (valued at the Effective Price Per Share).

                  2.9.2.2 WARRANTS. As of the Effective Date, this Agreement shall be amended to include SCHEDULE 2.9.2.2 hereto, which identifies each of the Warrants that has been designated by QSI to receive a Warrant Payout in cash (which such Warrant shall be amended to provide for a Warrant Payout in accordance with this
             Section 2.9.2.2) (the "Cash Out Warrants"), and such Warrants shall be surrendered to QSI immediately before the Effective Date in exchange for an amount equal to the Warrant Payout. Upon such surrender, QSI shall issue a non-interest bearing promissory note (in a form reasonably acceptable to Key) to each holder of a Cash Out Warrant, which note shall be in a principal amount equal to the Warrant Payout, less any applicable withholding obligations (collectively, the "Warrant Notes"). Upon issuance and delivery of the Warrant Notes to the holders of the Cash Out Warrants, the Cash Out

             Warrants shall be cancelled and shall cease to exist. On the Effective Date, the Warrant Notes shall be paid by QSI subject to
             Section 2.9.5 hereof. QSI shall, to the extent required, accelerate the time at which Warrants other than the Cash Out Warrants (the "Other Warrants") may be exercised in full to a limited period of time before the Effective Date and amend the Other Warrants, to the extent required, to provide that the holder may surrender all or a portion of each Other Warrant during such period in exchange for a Warrant Payout (or a portion thereof corresponding to the portion of the Other Warrant that is so surrendered), less any applicable withholding obligations payable in the form of QSI Common Stock (valued at the Effective Price Per Share).

             2.9.3 REDEMPTION OF PREFERRED STOCK. Immediately before the Effective Date, QSI shall issue a non-interest bearing promissory note (in a form reasonably acceptable to Key) to each holder of the issued and outstanding shares of QSI Preferred Stock in the amount required to effect the redemption of such shares in accordance with their respective certificates of designation (or in accordance with agreements with holders of QSI Preferred Stock) (collectively, the "Redemption Notes"). Upon issuance and delivery of the Redemption Notes to the holders of the shares of QSI Preferred Stock, the QSI Preferred Stock shall be redeemed, cancelled, and cease to exist. The aggregate principal amount of the Redemption Notes shall equal the stated value of the outstanding shares of QSI Preferred Stock, plus accrued dividends payable in accordance with their respective certificates of designation. On the Effective Date, QSI shall pay the Redemption Notes in cash to each holder of such Redemption Notes. As soon as practicable after the date of this Agreement, QSI shall take all corporate action necessary to redeem the QSI Preferred Stock on the Effective Date as provided herein, including, but not limited to, the notice of redemption as required by the QSI Articles of Incorporation.

             2.9.4 CONVERSION OF QSI COMMON STOCK. On the Effective Date and without any action on the part of the holders thereof, each of the issued and outstanding shares of QSI Common Stock shall automatically become and be converted into the right to receive from Key the Merger Consideration.

                   2.9.4.1 MERGER CONSIDERATION. The merger consideration to be received for each share of QSI Common Stock (the "Merger Consideration") will be that number of Key Shares equal to the result determined by (i) dividing the sum of the Purchase Price plus the Option/Warrant Strike Proceeds by the Key Share Price and
             (ii) dividing the result obtained in clause (i) by the Fully Diluted QSI Shares Outstanding. The aggregate Merger Consideration to be received by each holder of QSI Common Stock is equal to the result obtained by (x) multiplying the Merger Consideration by (y) the number of shares of QSI Common Stock owned by such holder of QSI Common Stock. As of the Effective Date, this Agreement shall be amended to include as SCHEDULE 2.9.4.1 hereto the calculation of the Purchase Price. In the event of any split, combination or reclassification of Key Common Stock or the authorization of any issuance of any other securities in exchange or in substitution for shares of Key Common Stock at any time during the period from the date of this Agreement to the Effective Date, Key and QSI shall make such adjustment to the Merger Consideration as Key and QSI shall mutually agree so as to preserve the economic benefits that the parties each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

                   2.9.4.2 ESTIMATED BALANCE SHEET. No later than one business day before the Effective Date, QSI shall have prepared and delivered to Key a consolidated balance sheet of QSI and the QSI Subsidiaries estimated as of the Effective Date (the "Estimated Balance Sheet"), which balance sheet will be prepared, except as provided below, in accordance with generally accepted accounting principles, consistent with past practices, and which shall be in the form attached hereto as SCHEDULE 2.9.4.2. In connection with its preparation of the Estimated Balance Sheet, QSI shall consult with and accept input from Key in an effort to facilitate the adjustment process and procedures in Section 2.10 hereof. "Total Liabilities" as reflected on the Estimated Balance Sheet (and on the Final Balance Sheet) shall (i) include, whether or not in accordance with generally accepted accounting principles, all of QSI's transaction costs associated with the Merger, including without limitation, finder's fees, whether identified on SCHEDULE
             3.1.26 or otherwise, accounting fees and attorneys' fees (including fees payable pursuant to Section 5.3.11 hereof) and all expenses related to the foregoing, but (ii) exclude "Deferred Income Tax Liability, net."

             2.9.5 HOLDBACK. Notwithstanding any other provision of this Section
      2.9 to the contrary, (i) 5% of the aggregate Merger Consideration issuable to all of the holders of QSI Common Stock on the Effective Date (the "Escrowed Shares"), and (ii) 5% of the aggregate amount of cash payable to the holders of the Option Notes and Warrant Notes (the "Escrowed Cash"), shall be held in escrow by Key pending calculation of the Final Merger Consideration set forth in Section 2.10 of this Agreement.

             2.9.6 CONVERSION OF MERGER SUB COMMON STOCK. On the Effective Date, as a result of Merger, each issued and outstanding share of Merger Sub Common Stock shall be converted into one share of common stock, par value $.001 per share, of the Surviving Corporation.

             2.9.7 NO FRACTIONAL SHARES. If the number of Key Shares issuable to a holder of QSI Common Stock pursuant to this Section 2.9 results in a fractional share, then the number of Key Shares issuable as the Merger Consideration to such holder of QSI Common Stock shall be rounded up to the next whole share.

      2.10 PURCHASE PRICE ADJUSTMENT PAYMENT. Within 60 days after the Effective Date, Key shall cause to be prepared and delivered to the QSI Representatives a consolidated balance sheet of the Surviving Corporation as of the Effective Date (the "Final Balance Sheet"), which balance sheet will be prepared in accordance with generally accepted accounting principles (subject to the adjustments in Section 2.9.4.2) consistent with past practices and consistent with the form attached hereto as SCHEDULE 2.9.4.2. Key and the QSI Representatives shall jointly review the Final Balance Sheet, and endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination thereof within 15 days from the expiration of the 60-day period. If the parties cannot agree on the entries to be placed on the Final Balance Sheet, the dispute will be resolved by PriceWaterhouseCoopers, LLP, or if such firm is unable or unwilling to serve in such capacity, by an independent accounting firm mutually agreed to by the QSI Representatives and Key, whose resolution shall be binding on and enforceable against the parties hereto. Within 10 days of reaching the determination of the Final Balance Sheet, Key shall re-calculate the Merger Consideration pursuant to this Section 2.10. The final Merger Consideration to be received for each share of QSI Common Stock (the "Final Merger Consideration") will be that number of Key Shares equal to the result determined by (i) dividing the sum of the Final Purchase Price plus the Option/Warrant Strike Proceeds by the Key Share Price and (ii) dividing the result obtained in clause (i) by the Fully Diluted QSI Shares Outstanding. Key shall also calculate the Final Effective Price Per Share, the Final Option Spread, the Final Option Payout, the Final Warrant Spread and the Final Warrant Payout. The aggregate Final Merger Consideration to be received by each holder of the QSI Common Stock is equal to the result obtained by (x) multiplying the Final Merger Consideration by (y) the number of shares of QSI Common Stock owned by each holder of QSI Common Stock giving effect to differences between the Final Option Payout and the Option Payout and differences between the Final Warrant Payout and the Warrant Payout. Upon calculation of the Final Merger Consideration, the aggregate Final Merger Consideration for each holder of QSI Common Stock will be compared to the holder's aggregate Merger Consideration. Any and all adjustments necessary to reconcile any difference in amounts between the aggregate Final Merger Consideration for a holder and such holder's aggregate Merger Consideration shall be made in accordance with Sections 2.10.1 and 2.10.2 hereof. The Final Option Payout and the Final Warrant Payout for each Note Holder will be compared to the Option Payout or Warrant Payout received by such Note Holder. Any and all adjustments necessary to reconcile any difference in amount shall be made in accordance with Sections 2.10.1 and 2.10.2 hereof.

            2.10.1KEY ADJUSTMENT PAYMENT. If the aggregate Final Merger Consideration equals the aggregate Merger Consideration, (i) the holders of QSI Common Stock shall be entitled to receive from Key the Escrowed Shares in accordance with their pro rata ownership of QSI Common Stock as set forth on SCHEDULE 3.1.4 hereto, and (ii) the Note Holders shall be entitled to receive from Key the Escrowed Cash in accordance with each Note Holder's respective Option Note or Warrant Note, as the case may be. In addition to the foregoing, if the Final Merger Consideration is greater than the Merger Consideration, (i) each holder of QSI Common Stock shall be entitled to receive the difference between the holder's aggregate Final Merger Consideration and such holder's aggregate Merger Consideration already received and each Note Holder shall be entitled to receive the difference between the holder's Final Option Payout or Final Warrant Payout and such holder's Option Payout or Warrant Payout already received (the "Key Adjustment Payments"). The Key Adjustment Payments will include first, the Escrow Consideration and, second, at Key's Option, cash or a number of Key Shares equal to the additional amount necessary for Key to satisfy the Key Adjustment Payments divided by the Key Share Price.

            2.10.2 QSI ADJUSTMENT PAYMENT. If the aggregate Final Merger Consideration is less than the aggregate Merger Consideration and the amount of such deficiency (the amount of such deficiency being referred to as the "QSI Adjustment Payment") is less than the value of the Escrowed

      Consideration, then Key shall (i) deduct from the Escrowed Cash for each Note Holder the difference between the holder's Final Option Payout or Final Warrant Payout and such holder's Option Payout or Warrant Payout already received; and (ii) deduct from the Escrowed Shares the number of Key Shares equal to the QSI Adjustment Payment (less the amount of Escrowed Cash deducted pursuant to clause (i)) divided by the Key Share Price. The holders of QSI Common Stock and the Note Holders shall be entitled to receive the balance, if any, of the Escrow Consideration in either cash or Key Shares based on the difference between their aggregate Final Merger Consideration and their aggregate Merger Consideration. If the amount of the QSI Adjustment Payment is greater than the value of the Escrowed Consideration, (the amount of such deficiency being referred to as the "QSI Deficiency"), then Key shall be entitled to retain the Escrow Consideration, and (ii) each holder of QSI Common Stock shall pay to Key the difference between their aggregate Final Merger Consideration and their aggregate Merger Consideration already received (after giving credit for the final Escrow Consideration applicable to each holder of QSI Common Stock) and each Note Holder shall pay to Key the difference between the holder's Final Option Payout or Final Warrant Payout and such holder's Option Payout or Warrant Payout already received (after giving credit for the final Escrow Consideration applicable to each Note Holder). At the option of the holders of the QSI Common Stock or the Note Holders, such holders may satisfy the QSI Deficiency by tendering Key Shares equal to the QSI Deficiency divided by the Key Share Price or otherwise paying cash.

      2.11 SURRENDER OF QSI CERTIFICATES. Before the Effective Date, Key will designate the Paying Agent and from time to time will make or cause to be made available to the Paying Agent Key Shares in the amounts and at the times necessary for the payment of the Merger Consideration on surrender of Certificates. QSI shall use all reasonable efforts to cause each holder of QSI Common Stock to surrender all the Certificates to Key on the Effective Date. On the first business day following the Effective Date, Key will cancel all the Certificates delivered to it as of the Effective Date, and the holders of the QSI Common Stock delivering such Certificates together with a completed and executed Letter of Transmittal, in substantially the form attached hereto as EXHIBIT D, will receive the Merger Consideration to which they are entitled, subject to Section 2.9.5 hereof. Until any Certificate has been surrendered and replaced pursuant to this Section 2.11, that Certificate will, for all purposes, be deemed to evidence ownership of the Merger Consideration such holder of QSI Common Stock is entitled to receive, subject to Section 2.9.5 hereof.

            2.11.1 CERTIFICATES NOT DELIVERED ON THE EFFECTIVE DATE. With respect to the Certificates not delivered on the Effective Date, as soon as reasonably practicable after the Effective Date, but in any event within five days following the Effective Date, the Paying Agent will mail to each holder of record of a Certificate set forth in SCHEDULE 3.1.4 hereto:

                  2.11.1.1 LETTER OF TRANSMITTAL. A letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to Certificates will pass, only on delivery of Certificates to the Paying Agent and will be in a form and have such other provisions as Key may specify; and

                  2.11.1.2 INSTRUCTIONS FOR SURRENDER. Instructions for use in
            effecting the surrender of Certificates in exchange for the Merger Consideration.

            2.11.2 LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen or destroyed, and delivery of such indemnity as Key may reasonably request, a Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificates one or more certificates representing Key Common Stock deliverable in respect thereof, as determined in accordance with the terms hereof.

      2.12 QSI TRANSFER BOOKS CLOSED. Upon the Effective Date, the stock transfer books of QSI shall be closed, and no transfer of any shares of capital stock of QSI shall thereafter be made or consummated.

      2.13 ASSETS AND LIABILITIES OF MERGING CORPORATIONS BECOME THOSE OF SURVIVING CORPORATION. The Merger shall have the effects set forth in the TBCA, including Section 5 of the TBCA.

      2.14 DISSENTING SHAREHOLDERS. Key agrees that if the Merger becomes effective, it promptly will pay to dissenting shareholders of QSI the amounts, if any, to which they are entitled under the provisions of Sections 5.11 and
5.12 of the TBCA.

      2.15 FEDERAL INCOME TAX TREATMENT. The Merger is intended to qualify as a tax-free reorganization described in ss.368(a) of the Code. The partieS intend that this Agreement constitutes a "plan of reorganization" among QSI, Key and Merger Sub within the meaning of Treas. Reg. ss. 1.368-2(g). NeitheR Key nor QSI will take any action or permit any of their respective affiliates to take any action that would result in the Merger failing to qualify as a tax-free reorganization under ss. 368(a) of the Code.

      2.16 CLOSING. The Closing of the Merger shall be at the offices of Porter & Hedges, L.L.P., 700 Louisiana Street, Houston, Texas, 77002, on such date as mutually agreed by the parties, which shall be no later than the third business day after satisfaction or waiver of the conditions set forth herein unless another date or place is agreed to in writing by the parties hereto.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF QSI

      3.1 REPRESENTATIONS AND WARRANTIES QSI. QSI hereby represents and warrants to Key and Merger Sub as follows:

            3.1.1 ORGANIZATION, GOOD STANDING AND AUTHORITY. QSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as foreign entity authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

            3.1.2 AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS. The execution and delivery of this Agreement and the transactions contemplated hereby have been authorized by the board of directors of QSI. This Agreement and the transactions contemplated hereby are the valid and binding obligations of QSI, enforceable against QSI in accordance with its terms. The Voting and Support Agreements are valid and binding obligations of the parties thereto (other than Key), enforceable against each of the parties thereto (other than Key) in accordance with their terms. Except as reflected in SCHEDULE 3.1.2 hereto, the execution, delivery and performance of this Agreement by QSI will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (x) the articles of incorporation, bylaws or other organizational documents of QSI or any of the QSI Subsidiaries; (y) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which QSI or any of the QSI Subsidiaries is a party or by which QSI, any of the QSI Subsidiaries or their respective properties are bound, or (z) any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination award or other decision of any court, arbitrator or other governmental authority to which QSI, any of the QSI Subsidiaries or any of their respective properties are subject.

            3.1.3 CAPITALIZATION. The authorized capitalization of QSI consists of (i) 40,000,000 shares of QSI Common Stock, of which, as of the date hereof, 15,083,815 shares are issued and outstanding and all of which are held beneficially and of record by the holders of the QSI Common Stock, 0 shares are held in treasury and 2,276,368 shares are reserved for issuance pursuant to stock options and warrants; and (ii) 200,000 shares of QSI Preferred Stock, of which (a) 72,000 shares of Series A Preferred Stock and (b) 2,600 shares of Series B Preferred Stock are issued and outstanding. Other than as set forth in the previous sentence of this
      Section 3.1.3 and as reflected on SCHEDULE 3.1.3 hereto on the date hereof, QSI does not have any outstanding options, convertible securities, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of QSI Common Stock and QSI Preferred Stock are validly issued, fully paid and non-assessable and, except as set forth on SCHEDULE
      3.1.3 hereto, are not subject to preemptive rights. Except as set forth on
      Schedule 3.1.3 hereto, and except as contemplated by the Voting and Support Agreements, none of the outstanding shares of QSI Common Stock or QSI Preferred Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof. All QSI Shares have been issued in compliance with applicable state and federal securities laws.

            3.1.4 OWNERSHIP OF THE QSI SHARES. SCHEDULE 3.1.4 hereto sets forth a complete and accurate list of (i) each of the holders of QSI Common Stock and the number of shares of QSI Common Stock owned of record by each such holder; (ii) each holder of QSI Preferred Stock and the number of and class of the shares of QSI Preferred Stock owned of record by each such holder; (iii) each holder of an Option or Warrant, and the number of shares of QSI Common Stock issuable upon the exercise of each such Option and the exercise price of each such Option; and (iv) each holder of a

      Warrant, and the number of shares of QSI Common Stock issuable upon the exercise of each such Warrant and the exercise price of each such Warrant. On the Effective Date, SCHEDULE 3.1.4 hereto shall be amended to include the Merger Consideration payable to each of the holders of QSI Common Stock and the amount of Escrowed Shares attributable to each such holder.

            3.1.5 SUBSIDIARIES. SCHEDULE 3.1.5 hereto sets forth a complete list of all QSI Subsidiaries, and also sets forth (i) its jurisdiction of incorporation, formation, or organization, (ii) each jurisdiction in which it is qualified to do business as a foreign entity, (iii) its authorized, issued, and outstanding shares of capital stock, membership, partnership, or other equity interests and (iv) the record holder or holders of all outstanding shares of capital stock or equity interest and the percentage ownership of each such holder or holders. All outstanding shares of capital stock and all partnership or limited liability company interests of the QSI Subsidiaries are validly issued, fully paid and nonassessable, and except as set forth on SCHEDULE 3.1.5 hereto, QSI has good and valid title thereto, free and clear of any Encumbrance. Except as set forth on
      SCHEDULE 3.1.5 hereto, each such QSI Subsidiary is a corporation, limited partnership or limited liability company that is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated, has full requisite corporate, partnership or limited liability company power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified and licensed to do business and is in good standing as a foreign entity authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary.

            3.1.6 FINANCIAL STATEMENTS. QSI has delivered to Key copies of the Audited Financial Statements. Such Audited Financial Statements are complete in all materials respects, present fairly the financial condition of QSI and its consolidated subsidiaries as of the dates indicated and the results of operations for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein. QSI also has delivered to Key copies of the Unaudited Financial Statements. Such Unaudited Financial Statements are complete in all material respects (except for the omission of notes and schedules), present fairly the financial condition of QSI and its consolidated subsidiaries as of the date indicated and the results of operations for the period indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to normal year-end adjustments and other adjustments described therein. The Audited Financial Statements and Unaudited Financial Statements are attached hereto as
      SCHEDULE 3.1.6.

            3.1.7 LIABILITIES. QSI does not have any liabilities or obligations, either accrued, absolute, contingent or otherwise, including any liabilities for Taxes, other than those (i) reflected or reserved against in the unaudited consolidated balance sheet of QSI on the Balance Sheet Date; (ii) incurred in the ordinary course of business since the Balance Sheet Date (which will be properly reflected or reserved against in the Estimated Balance Sheet and the Final Balance Sheet); (iii) set forth on

      SCHEDULE 3.1.7 hereto; or (iv) contracts in the ordinary course of business which individually do not involve payments by or liability of QSI in excess of $10,000.

            3.1.8 ADDITIONAL COMPANY INFORMATION. Attached as SCHEDULES 3.1.8.1 through 3.1.8.18 hereto are true, complete and correct lists of the following items, copies of each of which have been delivered to Key:

                  3.1.8.1 REAL ESTATE. All real property owned, leased or
            subject to a contract of purchase and sale, or lease commitment, by QSI or any QSI Subsidiary;

                  3.1.8.2 MACHINERY AND EQUIPMENT. All equipment, pressure
            pumping equipment, machinery, transportation equipment, trucks, transport trailers, frac tanks, open top tanks, rental tools and other major items of equipment, which in each case has a value on QSI's consolidated financial records in excess of $25,000, owned, leased or subject to a contract of purchase and sale, or lease commitment, by QSI or any QSI Subsidiary;

                  3.1.8.3 INVENTORY. All material inventory items or groups of material inventory items owned by QSI or any QSI Subsidiary;

                  3.1.8.4 RECEIVABLES. All accounts and notes receivable of QSI or any QSI Subsidiary, together with (i) aging schedules by invoice date; (ii) the amounts provided for as an allowance for bad debts; and (iii) the identity and location of any asset in which QSI or any QSI Subsidiary holds a security interest to secure payment of the underlying indebtedness;

                  3.1.8.5 PAYABLES. All trade accounts payable of QSI or any QSI
            Subsidiary together with an aging schedule;

                  3.1.8.6 INSURANCE. All insurance policies or surety and
            performance bonds currently maintained by QSI or any QSI Subsidiary, including title insurance policies and those covering QSI or any QSI Subsidiary properties, machinery and equipment identified on
            SCHEDULE 3.1.8.2 hereto, employees and operations, as well as listing of any premiums, deductibles or retroactive adjustments due or pending on such policies or any predecessor policies;

                  3.1.8.7 CONTRACTS. All contracts, which includes the payment by or to QSI or a QSI Subsidiary of an amount in excess of $100,000, including leases under which QSI or any QSI Subsidiary is lessor or lessee, which are to be performed in whole or in part after the date hereof, but excluding master service agreements entered into by QSI or any QSI Subsidiary in the ordinary course of business;

                  3.1.8.8 EMPLOYEE PLANS. All Employee Plans;

                  3.1.8.9 SALARIES. The names and salary rates of all present employees of QSI or any QSI Subsidiary, and, to the extent existing on the date hereof, all arrangements with respect to any bonuses to be paid to them from and after the date hereof;

                  3.1.8.10 BANK ACCOUNTS. The name of each bank in which QSI or any QSI Subsidiary has an account and the names of all persons authorized to draw thereon;

                  3.1.8.11 EMPLOYEE AGREEMENTS. Any collective bargaining
            agreements of QSI or any QSI Subsidiary or ERISA Affiliate with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment, non-competition and consulting and severance agreements of QSI or any QSI Subsidiary;

                  3.1.8.12 INTELLECTUAL PROPERTY. All Intellectual Property.

                  3.1.8.13 TRADE NAMES. All trade names, assumed and fictitious names used or held by QSI or any QSI Subsidiary, whether and where such names are registered and where used;

                  3.1.8.14 LICENSES AND PERMITS. All material permits,
            authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character of QSI or any QSI Subsidiary (collectively, the "Permits") under which QSI or any QSI Subsidiary conducts its business. For purposes of this Section 3.1.8.14, all environmental permits and permits pertaining to the SWD Wells shall be deemed to be material;

                  3.1.8.15 PROMISSORY NOTES. All long-term and short-term
            promissory notes, installment contracts, loan agreements, credit-agreements, and any other agreements of QSI or any QSI Subsidiary relating thereto or with respect to collateral securing the same;

                  3.1.8.16 GUARANTEES. All indebtedness, liabilities and
            commitments of others and as to which QSI or any QSI Subsidiary is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party for the benefit of QSI or any QSI Subsidiary;

                  3.1.8.17 ENVIRONMENT. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by QSI or any QSI Subsidiary and all environmental audits, assessments, investigations and reviews conducted by QSI or any QSI Subsidiary within the last three years or otherwise in QSI's or any QSI Subsidiary's possession on any property owned, leased or used by QSI or any QSI Subsidiary; and

                  3.1.8.18 SWD WELLS. All SWD Wells owned or leased by QSI or any QSI Subsidiary including the location of such SWD Wells.

      SCHEDULES 3.1.8.1 through 3.1.8.18 hereto shall be true, complete and correct as of the Effective Date except for the items contained in SCHEDULES 3.1.8.3, 3.1.8.4 and 3.1.8.5 hereto, which are true, complete and correct as of the Balance Sheet Date.


            3.1.9 NO DEFAULTS. Neither QSI nor any QSI Subsidiary is in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

            3.1.10 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as disclosed on
      SCHEDULE 3.1.10 hereto, and other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

                  3.1.10.1 FINANCIAL CHANGE. Any material adverse change in the financial condition, results of operations, assets, liabilities or business of QSI and the QSI Subsidiaries taken as a whole;

                  3.1.10.2 PROPERTY DAMAGE. Any material damage, destruction, or loss to the business or properties of QSI and the QSI Subsidiaries taken as a whole (whether or not covered by insurance);

                  3.1.10.3 DIVIDENDS. Any declaration, setting aside, or payment of any dividend or other distribution in respect of QSI Common Stock, QSI Preferred Stock or any direct or indirect redemption, purchase or any other acquisition by QSI of any such stock;

                  3.1.10.4 CAPITALIZATION CHANGE. Any change in the capital
            stock or in the number of shares or classes of QSI's authorized or outstanding capital stock as described in Section 3.1.3 hereof (other than exercise of Options or Warrants); or

                  3.1.10.5 LABOR DISPUTES. Any labor or employment dispute of whatever nature.

            3.1.11 TAXES.

                  3.1.11.1 FILING TAX RETURNS. SCHEDULE 3.1.11.1 hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to QSI and each of the QSI Subsidiaries for taxable periods ended on or after December 31, 1996, and indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit. Each of QSI and the QSI Subsidiaries has delivered to Key correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by QSI or any of the QSI Subsidiaries since January 1, 1997. Each of QSI and the QSI Subsidiaries filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes owed by QSI and each of the QSI Subsidiaries (whether or not shown on any Tax Return) have been paid. Except as provided on SCHEDULE 3.1.11.1 hereto, neither QSI nor any of the QSI Subsidiaries currently are the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made against QSI or any of the QSI Subsidiaries by an authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of QSI or any of the QSI Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  3.1.11.2 WITHHOLDING. Except as set forth on SCHEDULE 3.1.11.2 hereto, each of QSI and the QSI Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder or other third party.

                  3.1.11.3 NO ADDITIONAL TAXES. Except as set forth on SCHEDULE
            3.1.11.3 hereto, neither QSI nor any director or officer (or employee responsible for Tax matters) of QSI or any of the QSI Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim or audits or proceedings pending or being conducted concerning any liability for Taxes of QSI or any of the QSI Subsidiaries. Neither QSI nor any of the QSI Subsidiaries has received from any foreign, federal, state or local taxing authority (including jurisdictions where QSI or the QSI Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against QSI or any of the QSI Subsidiaries.

                  3.1.11.4 NO WAIVER OF LIMITATIONS PERIODS. Except as provided in SCHEDULE 3.1.11.4 hereto, neither QSI nor any QSI Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  3.1.11.5 TAX BASIS, NOLS, ETC. SCHEDULE 3.1.11.5 hereto sets forth the following information with respect to QSI and each of the QSI Subsidiaries (or, in the case of clause (ii) below, with respect to each of the QSI Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Effective Date giving effect to the consummation of the transactions contemplated hereby): (i) the basis of QSI or the QSI Subsidiary in its assets; (ii) the basis of QSI in each QSI Subsidiary's capital stock (or the amount of any excess loss account) or other equity interest; (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, credit, foreign loss, or excess charitable contribution allocable to QSI or the QSI Subsidiary; and (iv) the amount of any deferred gain or loss allocable to QSI or the QSI Subsidiary arising out of any deferred intercompany transaction.

                  3.1.11.6 UNPAID TAXES. The unpaid Taxes of QSI and the QSI
            Subsidiaries (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on QSI's unaudited consolidated balance sheet at the Balance Sheet Date, and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of QSI and the QSI Subsidiaries in filing their Tax Returns. Since the Balance Sheet Date, neither QSI nor any of the QSI Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in generally accepted accounting principles, outside of the ordinary course of business consistent with past custom and practice.

                  3.1.11.7 ACCOUNTING METHOD. Except as set forth on SCHEDULE
            3.1.11.7 hereto, QSI has used the accrual method of accounting for federal income tax purposes since 1996 and has been entitled to use such method of accounting for each taxable year thereafter.

                  3.1.11.8 ADDITIONAL TAX MATTERS. None of QSI nor any of the
            QSI Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither QSI nor any of the QSI Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Codess.280G. Neither QSI nor any of the QSI Subsidiaries is, or has been during the last five years, a United States real property holding corporation within the meaning of Codess.897(c)(2) during the applicable period specified in Codess.897(c)(1)(A)(ii). Except as provided in Schedule 3.1.11.8 hereto, neither QSI nor any of the QSI Subsidiaries is a party to any Tax allocation or sharing agreement. Neither QSI nor any of the QSI Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was QSI) or (ii) has any liability for the Taxes of any person (other than QSI and the QSI Subsidiaries) under Treas. Reg.ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. None of QSI or the QSI Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any: (i) change in method of accounting for a taxable period ending on or before the Effective Date; (ii) "closing agreement" as described in Codess. 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or before the Effective Date;
            (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Codess. 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or before the Effective Date; or (v) prepaid amount received on or before the Effective Date.

                  3.1.11.9 CONTINUITY OF BUSINESS ENTERPRISE. QSI operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg.ss.-1.368-1(d).

            3.1.12 INTELLECTUAL PROPERTY. QSI and each QSI Subsidiary owns or possesses licenses to use all Intellectual Property that is either material to the business of QSI or such QSI Subsidiary or that is necessary for the rendering of any services rendered by QSI or such QSI Subsidiary and the use or sale of any equipment or products used or sold by QSI or such QSI Subsidiary, including all such Intellectual Property listed in SCHEDULES 3.1.8.12 and 3.1.8.13 hereto (the "Required Intellectual Property"). Except as set forth on SCHEDULE 3.1.12 hereto, the Required Intellectual Property is owned or licensed by QSI or such QSI Subsidiary free and clear of any Encumbrance. Except as set forth on
      SCHEDULE 3.1.12 hereto, neither QSI nor any QSI Subsidiary has granted to any other person any license to use any Required Intellectual Property. Except as set forth on SCHEDULE 3.1.12 hereto, neither QSI nor any QSI Subsidiary has infringed, misappropriated, or conflicted with the Intellectual Property rights of others in connection with the use by QSI or such QSI Subsidiary of the Required Intellectual Property or otherwise in connection with QSI's or such QSI Subsidiary's operation of its business, nor has QSI or any QSI Subsidiary received any notice of such infringement, misappropriation, or conflict with such Intellectual Property rights of others.

            3.1.13 TITLE TO AND CONDITION OF ASSETS. Except as set forth on
      SCHEDULE 3.1.13 hereto, (i) QSI and each QSI Subsidiary has good and indefeasible title to all its properties, interests in properties and assets, real and personal, free and clear of any Encumbrance of any nature whatsoever, (ii) all leases pursuant to which QSI or any QSI Subsidiary leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective, and there is not, under any such leases, any existing default or event of default, or event that with notice or lapse of time, or both, would constitute a default by QSI or any QSI Subsidiary and in respect to which QSI or such QSI Subsidiary has not taken adequate steps to prevent a default from occurring, (iii) the buildings and premises of QSI or any QSI Subsidiary that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear, (iv) all equipment, pressure pumping equipment, machinery, transportation equipment, trucks, transport trailers, frac tanks, open top tanks, rental tools and other major items of equipment of QSI and each QSI Subsidiary listed on SCHEDULE 3.1.8.2 hereto are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, (v) all such assets conform to all applicable laws governing their use, and (vi) neither QSI nor any QSI Subsidiary has violated any law, statute, ordinance, or regulation relating to any such assets, nor has any notice of such violation been received by QSI or any QSI Subsidiary, except such as have been fully complied with.

            3.1.14 CONTRACTS. All contracts, leases, plans or other arrangements to which QSI or any QSI Subsidiary is a party, by which QSI or any QSI Subsidiary is bound or to which QSI or any QSI Subsidiary or their respective assets are subject are in full force and effect, and constitute valid and binding obligations of QSI or such QSI Subsidiary. Neither QSI nor such QSI Subsidiary is, and no other party to any such contract, lease, plan or other arrangement is in default thereunder, and no event has occurred that (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. Except as set forth on SCHEDULE 3.1.14 hereto, no consent by any party to any of the contracts to which QSI or any QSI Subsidiary is a party is required in connection with the consummation of the transactions contemplated hereby other than such consents as have been obtained on or before the date hereof or that will be obtained prior to the Effective Date. Neither QSI nor any QSI Subsidiary has received any notice from a customer that such customer will (or is likely to) cease doing business with QSI or any QSI Subsidiary (or their successors) as a result of the consummation of the transactions contemplated hereby.

            3.1.15 LICENSES AND PERMITS. QSI and each QSI Subsidiary possess all Permits necessary under law or otherwise for QSI or such QSI Subsidiary to conduct its business as now being conducted and to conduct, own, operate, maintain and use its assets in the manner in which they are now being conducted, operated, maintained and used, including all such Permits listed in SCHEDULE 3.1.8.14 and SCHEDULE 3.1.8.17 hereto (collectively, the "Required Permits"), but excluding Permits required under applicable Environmental Law that are covered by Section 3.1.17.2 hereof. Each of the Required Permits and QSI's and each QSI Subsidiary's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by QSI and such QSI Subsidiary subject to administrative powers of regulatory agencies having jurisdiction and will continue in full force and effect after the Effective Date assuming Key takes all necessary action on its part for the continuation of such permits. QSI and each QSI Subsidiary is in compliance in all respects with the terms of each of its Required Permits. None of the Required Permits has been, or to the knowledge of QSI or any QSI Subsidiary, is threatened to be, revoked, canceled, suspended or modified.

            3.1.16 LITIGATION. Except as set forth on SCHEDULE 3.1.16 hereto, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which QSI or any QSI Subsidiary is a party or to which QSI or any QSI Subsidiary might reasonably be likely to become a party or, to the knowledge of QSI, or any QSI Subsidiary, threatened.

            3.1.17 ENVIRONMENTAL COMPLIANCE. Notwithstanding any other provision of Article 3 to the contrary, this Section 3.1.17 contains the exclusive representations and warranties of QSI with respect to environmental matters. Except as set forth on SCHEDULE 3.1.17 hereto:

                  3.1.17.1 ENVIRONMENTAL CONDITIONS. There are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern in concentrations that would require remedial action to meet standards under applicable law, in, on, under or relating to any property presently or previously owned, leased or operated by QSI or any QSI Subsidiary, or in, on, under or relating to any property where any Substance of Environmental Concern or waste generated by QSI's or any QSI Subsidiary's operations or use of its assets was disposed of;

                  3.1.17.2 PERMITS, ETC. QSI and each QSI Subsidiary has and, within the period of all applicable statutes of limitations, has had in full force and effect all Permits required under applicable Environmental Law to conduct its operations as now conducted or at the time any prior operations were conducted, and is, and within the period of all applicable statutes of limitations has been, operating in compliance thereunder;

                  3.1.17.3 COMPLIANCE. QSI's and each QSI Subsidiary's
            operations and use of its assets are, and within the period of all applicable statutes of limitations, have been in compliance with applicable Environmental Law;

                  3.1.17.4 ENVIRONMENTAL CLAIMs. No notice has been received by
            QSI or any QSI Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, inspection, notice of violation, complaint, enforcement action, litigation, demand, or liability, including, without limitation, any claim for remedial obligations, response costs or contribution, relating to any Substance of Environmental Concern or any Environmental Law;

                  3.1.17.5 ENFORCEMENT. Neither QSI nor any QSI Subsidiary or
            other party acting on behalf of QSI has entered into or agreed to any consent decree, order, settlement or other binding agreement, nor is subject to any judgment, decree, order or other binding agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law;

                  3.1.17.6 LIABILITIES. Neither QSI nor any QSI Subsidiary has,
            pursuant to contract or by operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law, except to the extent reserved against on the Estimated Balance Sheet and Final Balance Sheet;

                  3.1.17.7 RENEWALS. QSI, each QSI Subsidiary (or their
            respective successors) will be able to renew without material expense each of the permits, licenses, or other authorizations required pursuant to Environmental Law to conduct or use any of QSI's or any of QSI's Subsidiaries' current or planned operations; and

                  3.1.17.8 ASBESTOS, PCBS, MOLD AND MILDEW. No friable asbestos or friable asbestos-containing materials currently exist on any property owned, leased or operated by QSI or any QSI Subsidiary, or are now or were ever used to produce any intermediate, component or product manufactured or marketed by QSI or any QSI subsidiary. No polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by QSI or any QSI Subsidiary in its operations or on its properties. No mold or mildew of a type that affects human health currently exists at any building or structure owned, leased or operated by QSI or any QSI Subsidiary in amounts that present a threat to human health or safety.

            3.1.18 COMPLIANCE WITH OTHER LAWS. Neither QSI nor any QSI Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ss.ss.651 ET SEQ.) as amended, or ANy other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

            3.1.19 ERISA PLANS OR LABOR ISSUES. True, correct, and complete copies of each of the Employee Plans, and related trusts, contracts and agreements, if applicable, including all amendments thereto, and any governmental correspondence and determination letters have been furnished to Key. There has also been furnished to Key, with respect to each Employee Plan required to file such report, the Form 5500s for the past three years and the most recent summary plan description. Except as identified in SCHEDULE 3.1.8.8 hereto, neither QSI nor any QSI Subsidiary currently sponsors, maintains or contributes to or has or could have any liability with respect to any Employee Plan. Each Employee Plan complies currently, and has complied in the past, in form and operation, with the plan's terms and with the applicable provisions of ERISA, the Code and all other applicable laws, including, without limitation, the qualification and reporting and disclosure requirements of the Code and ERISA including, without limitation, filing of all applicable Forms 5500 and timely providing all notices, including, but not limited to, under COBRA and the Health Insurance, Portability and Accountability Act. Each Employee Plan intended to be qualified under Code Section 401(a) or 501, (i) satisfies in form the requirements of such Section except to the extent amendments are not required by law to be made until a date after the Effective Date,
      (ii) has received, or will apply for during the applicable time period, a favorable determination letter from the IRS that covers all amendments required to be made by the Code and the regulations as in effect as of the date of this Agreement regarding such qualified status, and (iii) has not been operated in a way that would adversely affect its qualified status. Also, with respect to each Employee Plan, QSI, each QSI Subsidiary, and any other party in interest have not engaged in any prohibited transaction or any violation of its fiduciary duties to such plan. All contributions, premiums or payments required to be made with respect to each Employee Plan under the terms of such Employee Plan, ERISA, the Code or other applicable law have been timely made and there will be no delinquent contributions as of the Effective Date. For completed years of such Employee Plans, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and no fact or event exists that could give rise to any such challenge or disallowance. All Employee Plans may be amended or terminated at any time without any liability other than for administrative expenses. There has been no amendment to, written interpretation of, announcement specifically relating to, or change in employee participation or coverage under, any Employee Plan that would increase the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereto for the most recent fiscal year ended before the date hereof. Except as set forth on SCHEDULE 3.1.19 hereto, none of the Employee Plans (i) is a "voluntary employees' beneficiary association" within the meaning of Code ss. 501(c)(9), (ii) provides foR medical or other insurance or welfare benefits to current or future retired employees or former employees of QSI, any QSI Subsidiary or ERISA Affiliate (other than as required for group health plan continuation coverage under COBRA or applicable state law at the expense of the participant or employee), (iii) obligates QSI, any QSI Subsidiary or ERISA Affiliate to pay any benefits, including but not limited to severance benefits, make any other payments whether in stock or cash, or vest any benefits as a result of a change in control of QSI or any QSI Subsidiary or the transactions contemplated by this Agreement, (iv) require payments or property or vesting of such to be characterized as an "Excess Parachute Payment" as defined in Code Section 280G, (v) is a foreign plan or covers non-U.S. residents and non-U.S. citizens, or (vi) is a multi-employer welfare arrangement as defined in ERISA Section (3)(40). With respect to any Employee Plans, during the seven years preceding the Effective Date, (A) no under-funded pension plan subject to Code Section 412 will have been transferred out of QSI, any QSI Subsidiary or ERISA Affiliate, (B) neither QSI, any QSI Subsidiary nor any ERISA Affiliate will have participated in or contributed to, or had an obligation to contribute to, any multiemployer plan and neither QSI, any QSI Subsidiary nor any ERISA Affiliate will have withdrawal liability with respect to any multiemployer plan, (C) neither QSI, any QSI Subsidiary nor any ERISA Affiliate will have maintained any pension plan subject to Title IV of ERISA and (D) all contributions (including installments to any plan subject to Code Section 412 or ERISA Section 302) have been timely made and no accumulated funding deficiency, whether or not waived, has ever been incurred. There are no claims, events, lawsuits, audits or any other actions or proceedings that have been asserted, instituted or threatened against any Employee Plan (or against QSI, any QSI Subsidiary or ERISA Affiliate concerning any Employee Plan) for which QSI or any QSI Subsidiary could be liable (x) by an employee or foreign employee of QSI, any QSI Subsidiary or ERISA Affiliate, an independent contractor or any other individual or third party entity, (y) by any fiduciary, participant or beneficiary of such plan, except routine claims for benefits thereunder, or (z) by any governmental entity. Neither QSI nor any QSI Subsidiary has engaged in any unfair labor practices. Neither QSI nor any QSI Subsidiary is a party to and has no liability under any collective bargaining agreement. No QSI or any QSI Subsidiary employees are leased employees. Neither QSI, any QSI Subsidiary, any ERISA Affiliate is aware of any pending or threatened dispute with any of its existing or former employees or independent contractors for which QSI or any QSI Subsidiary could be liable.

            3.1.20 REPRESENTATIONS RELATING TO OPERATION OF SALTWATER DISPOSAL WELLS. QSI and the QSI Subsidiaries own or lease the Real Property on which the SWD Wells and the tanks, lines, pipes, equipment and other assets used in the operation of the SWD Wells are located. Except as set forth in SCHEDULE 3.1.20 hereto, QSI and the QSI Subsidiaries own the wellbores of the SWD Wells, and the wellbores of the SWD Wells and the casing therein are sound, free of holes or other defects and are fully operational. Except as set forth in SCHEDULE 3.1.20 hereto, the SWD Wells are fully capable of being used to discharge saltwater and other non-hazardous oil and gas wastes (including that produced from wells not located on the Real Property on which the SWD Wells are located) in the quantities and at the depths indicated in the permits and licenses issued to QSI and the QSI Subsidiaries in connection with the SWD Wells by the Railroad Commission of Texas or any other regulatory agency having jurisdiction over such operations. QSI and the QSI Subsidiaries hold and, during the period of all applicable statute of limitations, have held all permits and licenses required by law or regulation and other regulatory agencies to operate the SWD Wells as a saltwater and other non-hazardous oil and gas wastes disposal well, and to operate the tanks, lines, pipes, equipment and other assets used in the operation of the SWD Wells, is in full compliance with all of those permits and licenses, and all of those permits and licenses are valid, current and in full force and effect, and none of those licenses or permits are under threat of revocation, cancellation, suspension or modification. The SWD Wells have been at all times, up to and including the date hereof, operated in compliance with all laws, rules, regulations (including, specifically, federal, state and environmental laws and regulations) and permits applicable to its operation, and no notices of violation or non-compliance have been received by QSI or any of the QSI Subsidiaries and none are expected. There are no contracts or other commitments applicable to the ownership or operation of the SWD Wells that cannot be cancelled, without penalty, upon 30 days (or less) notice.

            3.1.21 INVESTIGATIONS. Except as required pursuant to the HSR, no investigation or review by any governmental entity with respect to QSI or any QSI Subsidiary or any of the transactions contemplated by this Agreement is pending or, to the knowledge of QSI or any QSI Subsidiary, threatened, nor has any governmental entity indicated to QSI or any QSI Subsidiary an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of QSI or any QSI Subsidiary, threatened against or affecting QSI or any QSI Subsidiary at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

            3.1.22 REAL PROPERTY OWNED.

                  3.1.22.1 QSI OWNED PROPERTIES. SCHEDULE 3.1.8.1 hereto sets forth a true and complete list of all real property owned in fee simple title by QSI or any QSI Subsidiary (collectively, the "QSI Owned Properties"). QSI or a QSI Subsidiary has good and indefeasible title to all QSI Owned Properties, except as disclosed in SCHEDULE 3.1.22.1 hereto.

                  3.1.22.2 COMPLIANCE WITH LAW. All improvements on the QSI
            Owned Properties and the operations therein conducted conform in all material respect to all applicable health, fire, safety, zoning and building laws, ordinances and administrative regulations. Except as set forth on SCHEDULE 3.1.22.2 hereto, the operating condition and state of repair of all buildings, structures, improvements and fixtures on the QSI Owned Properties are sufficient to permit the use and operation of all such buildings, structures, improvements and fixtures for their intended use.

            3.1.23 REAL PROPERTY LEASED.

                  3.1.23.1 QSI LEASED PROPERTIES. SCHEDULE 3.1.8.1 hereto sets forth a list of all leases with respect to all real properties in which QSI or any QSI Subsidiary has a leasehold, subleasehold, or other occupancy interest (the "QSI Leased Properties"). Complete and accurate copies of all such leases and all amendments thereto have been provided to Key. Except as set forth on SCHEDULE 3.1.13 hereto, all of the leases for the QSI Leased Properties are valid and effective in favor of QSI or a QSI Subsidiary in accordance with their respective terms.

                  3.1.23.2 NOTICE OF DEFAULT. QSI has not received written
            notice that it is in breach of or default (and, to the knowledge of QSI, no event has occurred, that, with due notice or lapse of time or both, would constitute such a breach or default) under any lease.

                  3.1.23.3 SUBLEASES. No QSI Leased Property is subject to any sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of QSI Leased Property or any portion thereof through QSI or any QSI Subsidiary.

            3.1.24 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither QSI, any QSI Subsidiary nor any officer, employee or agent of QSI or any QSI Subsidiary, nor any other person acting on QSI's behalf or on behalf of any QSI Subsidiary, has directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of QSI or any QSI Subsidiary (or to assist QSI or any QSI Subsidiary in connection with any actual or proposed transaction) was made in violation of applicable law, or that might subject QSI or any QSI Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

            3.1.25 INSURANCE. Insurance policies identified on SCHEDULE 3.1.8.6 hereto are in full force and effect and will fully cover all pending claims against QSI or any of the QSI Subsidiaries.

            3.1.26 FINDER'S FEE. Other than as set forth on SCHEDULE 3.1.26 hereto, all negotiations relative to this Agreement, and the transactions contemplated hereby, have been carried on by QSI and its counsel directly with Key, Merger Sub and their counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

            3.1.27 RELATED PARTY INTERESTS. Except as described in reasonable detail in SCHEDULE 3.1.27 hereto, no shareholder, employee, officer or director, or former employees, officers or directors of QSI (or any entity owned or controlled by one or more of such parties) (i) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to QSI's business, (ii) is indebted to QSI or any QSI Subsidiary, or (iii) has any financial interest, direct or indirect, in any outside business which has significant transactions with QSI. QSI is not indebted to any of its shareholders, directors or officers (or any entity owned or controlled by one or more of such parties), except for amounts due under normal salary arrangements and for reimbursement of ordinary business expenses.

            3.1.28 COMPLIANCE WITH DEPARTMENT OF TRANSPORTATION RULES AND Regulations. QSI and the QSI Subsidiaries are and, except as set forth on
      SCHEDULE 3.1.28 hereto, have been in compliance with the rules and regulations of the United States Department of Transportation and any applicable state department of transportation.

            3.1.29 PREDECESSORS IN INTEREST. For purposes of this Agreement, the references to QSI and to the QSI Subsidiaries shall include and apply to any predecessors in interest of QSI or any QSI Subsidiary.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF KEY

      4.1 REPRESENTATIONS AND WARRANTIES OF KEY. Key hereby represents and warrants to QSI as follows:

            4.1.1 ORGANIZATION AND GOOD STANDING OF MERGER SUB. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

            4.1.2 AGREEMENTS AUTHORIZED BY MERGER SUB AND ITS EFFECT ON OTHER Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and shareholder action on the part of Merger Sub and this Agreement is a valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the articles of incorporation or bylaws of Merger Sub; (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Merger Sub is a party or by which Merger Sub or its properties are bound; or (iii) any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator, or other governmental authority to which Merger Sub or any of its properties are subject.

            4.1.3 INVESTIGATIONS. Except as required pursuant to HSR, no investigation or review by any governmental entity with respect to Key or any of the transactions contemplated by this Agreement is pending, or to the knowledge of Key threatened, nor has any governmental entity indicated to Key an intention to conduct the same, and there is no action superseding suit or proceeding pending, or the knowledge of Key threatened, against or affecting Key at law or equity or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

            4.1.4 ORGANIZATION AND GOOD STANDING OF KEY. Key is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

            4.1.5 AGREEMENT AUTHORIZED BY KEY AND ITS EFFECT ON OTHER OBLIGATIONS. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Key, and this Agreement is a valid and binding obligation of Key enforceable against Key in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of Key; (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Key is a party or by which Key or its properties are bound; or (iii) any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator, or other governmental authority to which Key or any of its properties are subject.

            4.1.6 ISSUANCE OF KEY SHARES. The Key Shares, when issued and delivered in accordance with the terms of this Agreement, will (i) be validly issued, fully paid and nonassessable shares of Key Common Stock that will have been issued under the Registration Statement; (ii) not be subject to any preemptive rights; and (iii) be listed for trading on the New York Stock Exchange subject to notice of issuance. The Registration Statement will be effective under the Securities Act and no order suspending the effectiveness of the Registration Statement will have been issued and, to Key's knowledge, no proceedings with respect thereto will have been commenced or threatened.

            4.1.7 CAPITALIZATION. The capitalization of Key consists of 200,000,000 shares of Key Common Stock, of which as of May 9, 2002, 109,772,863 shares are issued and outstanding, 11,680,658 shares are reserved for issuance pursuant to outstanding stock options, warrants and conversion of other convertible securities. Pursuant to Key's articles of incorporation, Key's board of directors has the authority, without further shareholder action, to redesignate up to 15,169,320 of the authorized and unissued shares of Key Common Stock into one or more series of preferred stock. As of the date hereof, no shares have been so designated or issued. Except as set forth in this Section 4.1.7, as of the date hereof there are
      (i) no securities of Key or any other person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Key and (ii) no subscriptions, options, warrants, calls, rights obligating Key to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of Key. All of the outstanding shares of Key Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive right. As of the date hereof there is no, and at the Effective Date there will not be any, stockholder agreement, voting trust or other agreement or understanding to which Key is a party or by which it is bound relating to the voting of any shares of capital stock of Key.

            4.1.8 REPORTS AND FINANCIAL STATEMENTS. Since December 31, 1998, Key has filed with the Commission all reports required to be filed by Key under the Exchange Act and the rules and regulations of the Commission. The consolidated financial statements of Key and its subsidiaries included in Key's most recent report on Form 10-K and most recent report on Form 10-Q, and any other reports filed with the Commission by Key under the Exchange Act since December 31, 1998 (the "Reports") were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position for Key and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            4.1.9 ABSENCE OF CERTAIN CHANGES AND EVENTS. Other than as set forth on SCHEDULE 4.1.9 hereto and as a result of the transactions contemplated by this Agreement, since March 31, 2002, there has not been:

                  4.1.9.1 FINANCIAL CHANGE. Any material adverse change in the financial condition, results of operations, assets, liabilities or business of Key;

                  4.1.9.2 DIVIDENDS. Any declaration, setting aside, or payment of any dividend or other distribution in respect of Key Common Stock or any direct or indirect redemption, purchase or any other acquisition by Key of any such stock;

                  4.1.9.3 CAPITALIZATION CHANGE. Any change in the capital stock or in the number of shares or classes of Key's authorized or outstanding capital stock as described in the recitals to this Agreement (other than exercise of outstanding options or warrants); or

                  4.1.9.4 OTHER CHANGES. Any other event or condition known to
            Key particularly pertaining to and materially adversely affecting the operations, assets or business of Key, other than events or conditions that are of a general or industry-wide nature and of general public knowledge, or which have been disclosed in writing to QSI.

            4.1.10 FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Key, Merger Sub and their counsel directly with QSI and their counsel, without the intervention by any other person as the result of any act of Key in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.

                                   ARTICLE 5

                      OBLIGATIONS PENDING EFFECTIVE DATE

      5.1 AGREEMENTS OF KEY AND QSI. Each of Key and QSI agree that from the date hereof to the Effective Date, it will (and unless otherwise indicated by the context, since March 31, 2002, it has):

            5.1.1 MAINTENANCE OF PRESENT BUSINESS. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors and others having business dealings with it. Notwithstanding any provision in this Agreement to the contrary, each of the parties hereto agree and acknowledge that Key may continue to pursue any Future Acquisitions in its sole discretion;

            5.1.2 MAINTENANCE OF PROPERTIES. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

            5.1.3 MAINTENANCE OF BOOKS AND RECORDS. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

            5.1.4 COMPLIANCE WITH LAW. Duly comply in all material respects with all laws applicable to it and to the conduct of its business; and

            5.1.5 INSPECTION OF KEY AND QSI. Permit the other party, and its officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement. Each of Key and QSI agree that it and its officers and representatives shall hold all data and information obtained with respect to the other party hereto, including information obtained pursuant to the Environmental Assessment, in confidence in accordance with the terms of the Confidentiality Agreement previously entered into by Key and QSI, and each further agree that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge.

      5.2 REGULATORY AND OTHER AUTHORIZATIONS. Each party hereto agrees to use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of federal, state, local and foreign regulatory bodies and officials and non-governmental third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Without limitation, Key and QSI shall each make an appropriate filing of a Notification and Report Form pursuant to the HSR as promptly as practicable. Each such filing shall request early termination of the waiting period imposed by the HSR.

      5.3 ADDITIONAL AGREEMENTS. QSI agrees that from the date hereof to the Effective Date, it will:

            5.3.1 PROHIBITION OF CERTAIN EMPLOYMENT CONTRACTS. Not enter into any contracts of employment that (i) cannot be terminated on notice of 14 days or less or (ii) provide for any severance payments or benefits covering a period beyond the earlier of the termination date of this Agreement or notice thereof, except as may be required by law.

            5.3.2 PROHIBITION OF CERTAIN LOANS. Not incur any borrowings in excess of except (i) the refinancing of indebtedness now outstanding, (ii) trade payables incurred in the ordinary course of business, (iii) additional borrowings under existing credit facilities, not to exceed $4,000,000, or (iv) as is otherwise agreed to in writing by Key.

            5.3.3 PROHIBITION OF CERTAIN COMMITMENTS. Not enter into commitments of a capital expenditure nature or incur any contingent liability other than a contractual contingent liability except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, not to exceed $1,000,000 in the aggregate, (ii) as may be required by law or
      (iii) as is otherwise agreed to in writing by Key.

            5.3.4 DISPOSAL OF ASSETS. Not sell, dispose of, or encumber, any property or assets except (i) the assets set forth on SCHEDULE 5.3.4 hereto, or (ii) as is otherwise agreed to in writing by Key.

            5.3.5 MAINTENANCE OF INSURANCE. Maintain the current insurance upon all its properties and with respect to the conduct of its business, which insurance may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of Key, Merger Sub and QSI under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of QSI) but it shall promptly notify Key in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by Key, and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of the Surviving Corporation.

            5.3.6 ACQUISITION PROPOSALS. Not directly or indirectly (i) solicit, initiate or encourage any inquiries regarding any Acquisition Proposals at any time before termination of this Agreement pursuant to Article 7 hereof from any person or (ii) participate in any discussions or negotiations regarding, or furnish to any person other than Key or its representatives any information with respect to, or otherwise, facilitate or encourage any Acquisition Proposal by any other person. QSI shall promptly communicate to Key the terms of any such written Acquisition Proposal that it may receive or any inquiries made to it or any of its directors, officers, representatives or agents.

            5.3.7 NO AMENDMENT TO ARTICLES OF INCORPORATION, ETC. Not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business.

            5.3.8 NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES. Not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock other than in connection with exercise of stock options and warrants issued and outstanding as of the date hereof.

            5.3.9 PROHIBITION ON DIVIDENDS. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof; PROVIDED THAT, QSI may accrue dividends with respect to the QSI Preferred Stock to the extent required under the certificates of designation.

            5.3.10 SHAREHOLDER MEETING. No sooner than 20 days, but in any event, as soon as practicable, after the date Key has delivered the Prospectus to QSI for delivery to the QSI Shareholders as provided in
      Section 5.4.1 hereof, QSI shall call and hold the Shareholders' Meeting in accordance with QSI's organizational documents to vote on the approval of this Agreement and the Merger contemplated hereby, and deliver to each QSI shareholder a copy of the Prospectus no later than the date the notice with respect to the Shareholders' Meeting is delivered to the QSI Shareholders. At the Shareholders' Meeting, the board of directors of QSI shall (i) confirm that it has made a determination that this Agreement and the Merger are fair and in the best interest of the QSI Shareholders; (ii) declare the advisability of this Agreement, including the Merger; and
      (iii) recommend to the QSI Shareholders that they approve and adopt this Agreement, including the Merger it contemplates and (iv) recommend to the QSI Shareholders to approve any existing compensation arrangements for employees in accordance with Code ss. 280G(b)(5)(B).

            5.3.11 INVESTIGATION. ENGAGEMENT OF PORTER & HEDGES, L.L.P. QSI will engage Porter & Hedges, L.L.P. to investigate the allegations made with respect to QSI in the Shaw Litigation. The cost of such investigation shall be paid by QSI and included on the Final Balance Sheet, which cost shall not exceed $20,000. The terms of QSI's engagement of Porter & Hedges, L.L.P. pursuant to this Section 5.3.11.1 will be set forth in an engagement letter executed by each such party on the date hereof. Such engagement letter will establish an attorney/client relationship between Porter & Hedges, L.L.P. and QSI designed to preserve the attorney/client privilege with respect to the information Porter & Hedges, L.L.P. obtains or develops in the course of its investigation. Such engagement letter will include a waiver by QSI of the conflict of interest that Porter & Hedges, L.L.P. will have by virtue of conducting its investigation pursuant to this Section 5.3.11.1 at the same time it is representing Key in connection with this Agreement. In addition, Porter & Hedges, L.L.P. will agree to maintain any information it obtains or develops in the course of its investigation in strict confidence, and at the conclusion of its investigation, to return to QSI all such information, including written materials derived therefrom.

                  5.3.11.1 SCOPE OF INVESTIGATION. QSI will cooperate fully with
            Key in its investigation, and will allow Porter & Hedges, L.L.P. to interview all QSI personnel and the personnel of any relevant QSI Subsidiary who may have knowledge of the events surrounding QSI's alleged conduct in the Shaw Litigation. QSI also will provide Porter & Hedges, L.L.P. all internal written materials in QSI's or its counsel's possession that reasonably relates to the allegations concerning QSI made in the Shaw Litigation, including any information QSI has assembled pursuant to any internal investigation QSI has conducted with respect thereto. Porter & Hedges, L.L.P. will be instructed to submit a preliminary report to Key no later than 14 calendar days after the date hereof. Key will have the opportunity to ask questions of Porter & Hedges, L.L.P. and the officers and personnel of QSI and any relevant QSI Subsidiary concerning Porter & Hedges, L.L.P.'s initial findings. Porter & Hedges, L.L.P. will then conduct any additional investigation necessary to complete its investigation and will deliver a final report to Key on the day before the Effective Date. The preliminary report mentioned above and the final report will be oral summaries of the information that Porter & Hedges, L.L.P. obtains or derives in the course of its investigation and will not include any specific information concerning QSI's pricing models or other information that would reasonably be considered confidential with respect to QSI's competitors. Key will maintain any information it receives through Porter & Hedges, L.L.P.'s reports in strict confidence.

            5.3.12 RELATED PARTY OBLIGATIONS. Before the Effective Date, QSI will collect in full all related party receivables and advances to employees, including those shown on SCHEDULE 3.1.27 hereto.

      5.4 ADDITIONAL AGREEMENTS OF KEY.

            5.4.1 REGISTRATION STATEMENT. Key will take such steps as are required to obtain the effectiveness under the Securities Act of the post-effective amendment to the Registration Statement containing the Prospectus and to deliver to QSI a sufficient number of copies of the Prospectus, so that QSI can deliver a copy of the Prospectus to each of the Selling QSI Shareholders in accordance with Section 5.3.10 hereof; provided, however, that before filing such post-effective amendment, Key shall furnish to and afford each of the Selling QSI Shareholders a reasonable opportunity to review copies of such post-effective amendment and provided, further, that Key shall not file such post-effective amendment if Selling QSI Shareholders that in the aggregate hold in excess of 25% of the outstanding shares of QSI Common Stock before the Effective Date or, after the Effective Date, 25% of the Key Shares that may be sold under the Prospectus shall reasonably object.

            5.4.2 LISTING OF KEY STOCK. Key will take such steps as are required to list on the New York Stock Exchange the Key Shares to be issued pursuant to this Agreement.

            5.4.3 DELIVERY OF REPORTS. Key will promptly furnish to QSI copies of all communications from Key to its stockholders and all reports filed by Key with the SEC and the New York Stock Exchange.

            5.4.4 RESALE OF KEY SHARES.

                  5.4.4.1 REGISTRATION STATEMENT AND PROSPECTUS. Key will use its reasonable efforts to maintain the effectiveness of the Registration Statement and make the Prospectus available for use by the Selling QSI Shareholders for resale of their Key Shares received in the Merger until the restrictions imposed by Rule 145 under the Securities Act no longer apply to such Selling QSI Shareholders, except for such periods that Key may require the Selling QSI Shareholders to refrain from effecting any public sales or distributions of the Key Shares under the Prospectus due to the existence of material, non-public information the disclosure of which would be required in the Prospectus in order to prevent such Prospectus from containing any untrue statement of material fact or omitting to state any material fact necessary to make the statements therein not misleading. In connection with its efforts to maintain the effectiveness of the Registration Statement, Key agrees to (i) file with the SEC in a timely manner all reports and other documents required of Key under the Exchange Act; (ii) promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (iii) promptly prepare and file with the SEC any amendments or supplements to the Registration Statement or Prospectus that may be required under the Securities Act or the rules and regulations thereunder so that the Registration Statement, at the time the post-effective amendment thereto containing the Prospectus becomes effective shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or so the Prospectus, on any date that it is delivered in connection with the sale of the Key Shares, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that before filing any such amendment or supplement to the Registration Statement or the Prospectus, Key shall furnish to and afford the Selling QSI Shareholders a reasonable opportunity to review copies thereof; and provided, further, that Key shall not file any such amendment or supplement to the Registration Statement or the Prospectus if any Selling QSI Shareholder shall reasonably object. Key agrees to take such steps as are required under the Securities Act to cause the Prospectus, as of the Effective Date, to be available for use by the Selling QSI Shareholders for resale of their Key Shares received in the Merger and to continue to be available for a period of 22 consecutive Trading Days immediately after the Effective Date. Key agrees to file such Prospectus on the Effective Date with the New York Stock Exchange under Rule 153 of the Securities Act and to provide each Selling QSI Shareholder at the sole expense of Key as many copies of the Prospectus and each amendment or supplement thereto and any documents incorporated by reference therein as such Selling QSI Shareholder may reasonably request. Key hereby consents to the use of such Prospectus and each amendment or supplement thereto by each Selling QSI Shareholder and the agents, if any, and dealers (if any), in connection with the offering and sale of the Key Shares covered by such Prospectus and any amendment or supplement thereto.

                  5.4.4.2 INDEMNIFICATION AND CONTRIBUTION. Key will indemnify and hold harmless (i) each Selling QSI Shareholder; (ii) any person that may be deemed an "underwriter" for a Selling QSI Shareholder;
            (iii) each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any Selling QSI Shareholder or any such "underwriter" (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"); and (iv) the respective officers, directors, partners, employees, representatives and agents of the Selling QSI Shareholders or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified QSI Shareholder"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, reasonable legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Selling QSI Shareholder furnished to Key in writing by such Selling QSI Shareholder expressly for use in therein. Key shall notify Indemnified QSI Shareholders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement that involves Key or such Indemnified QSI Shareholder.

                  5.4.4.3 INDEMNIFICATION BY SELLING QSI SHAREHOLDERS. Each
            Selling QSI Shareholder agrees, severally and not jointly, to indemnify and hold harmless Key, its directors, officers and each person who controls Key within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Key to each Selling QSI Shareholder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Selling QSI Shareholder furnished to Key in writing by such Selling QSI Shareholder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus.

                  5.4.4.4 INDEMNIFICATION PROCEDURES. If any suit, action,
            proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either Section
            5.4.4.2 or Section 5.4.4.3 hereof, such person (the "Indemnified Person") shall promptly notify the person or persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5.4.4.4 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) such Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person; or (iii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to a conflict of interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified QSI Shareholders shall be designated in writing by the Indemnified QSI Shareholders holding a majority of the Key Shares subject to the Registration Statement and the Prospectus, and any such separate firm for Key, its directors, respective officers and such control persons of Key shall be designated in writing by Key. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  5.4.4.5 CONTRIBUTION. If the indemnification provided for in
            Section 5.4.4.2 hereof and Section 5.4.4.3 hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Key or such Indemnified QSI Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  Each of Key and each of the Indemnified QSI Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4.4.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4.4.5, in no event shall any Indemnified QSI Shareholder be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnified QSI Shareholder from the sale of the Key Shares pursuant to the Registration Statement or Prospectus exceeds the amount of damages that such Indemnified QSI Shareholder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The remedies provided for in Sections 5.4.4.2 through 5.4.4.5 shall not limit any rights or remedies that may otherwise be available to any indemnified party under federal or state securities laws, which shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified QSI Shareholder or by or on behalf of Key, its officers or directors or any other person controlling Key.

                  5.4.4.6 THIRD PARTY BENEFICIARIES. The Indemnified QSI
            Shareholders are intended to be third party beneficiaries of the provisions of this Section 5.4.4, which may be enforced by such Indemnified QSI Shareholders. This Section 5.4.4 may not be amended without the consent of Selling QSI Shareholders holding a majority of (i) the outstanding shares of QSI common stock held by Selling

            QSI Shareholders (before the Effective Date) or (ii) the Key Shares held by the Selling QSI Shareholders (after the Effective Date).

            5.4.5 ASSISTANCE IN BLOCK SALE TRANSACTIONS. Key understands that one or more Selling QSI Shareholders is contemplating a "block sale" of all or a portion of the Key Shares received by such Selling QSI Shareholder in the Merger. Key agrees to take commercially reasonable actions requested by the broker/dealer engaged by a Selling QSI Shareholder for this purpose, consistent with customary practice for transactions of this type.

            5.4.6 ISSUANCES OF KEY COMMON STOCK. Key will not issue any shares of Key Common Stock during the 60 calendar day period beginning on the Effective Date except for (i) the issuance of Key Shares pursuant to this Agreement; (ii) the issuance of any options granted to employees or directors of Key; (iii) the issuance of any equity securities of Key in connection with the acquisition of the equity interest, businesses or assets of any unaffiliated entity; (iv) the issuance of equity securities of Key in exchange for outstanding securities of Key; and (v) the issuance of equity securities of Key upon the exercise of outstanding options, warrants or other securities convertible into or exchangeable for equity securities of Key.

      5.5 SUPPLEMENTAL INFORMATION. The parties acknowledge and agree that QSI shall have the continuing right until the Effective Date to provide Key promptly with such additional supplemental information (collectively, the "Supplemental Information"), in the form of (i) amendments to then existing Schedules or (ii) additional Schedules, as would be necessary to make each of those representations and warranties true and correct as of the Effective Date; PROVIDED, HOWEVER, that Key shall be entitled to use such Supplemental Information so provided (i) in the calculation of the Liability Threshold pursuant to clause (iii) of Section 6.2.1 and Section 7.1.9 hereof to the extent such Supplemental Information pertains to representations or warranties set forth in Sections 3.1.8.17, 3.1.8.18, 3.1.17 (including all subparagraphs thereto) and 3.1.20 hereof, and (ii) to determine with respect to all other representations and warranties if a material adverse effect has occurred pursuant to clause (iii) of Section 6.2.1 hereof. QSI and Key acknowledge that new contracts, permits and other matters which are permitted by the terms of this Agreement and are entered into in the ordinary course of business following the execution hereof shall not be included in calculating the Liability Threshold.


                                   ARTICLE 6

                     CONDITIONS PRECEDENT TO OBLIGATIONS

      6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF QSI. The obligation of QSI to consummate and effect the transactions hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by QSI in the manner contemplated by Section 7.4 hereof before the Effective Date.

            6.1.1 REPRESENTATIONS AND WARRANTIES OF KEY TRUE AT EFFECTIVE DATE. The representations and warranties of Key herein contained shall be true as of and at the Effective Date with the same effect as though made at such date, except (i) as affected by transactions permitted or contemplated by this Agreement and (ii) which breaches of such representations and warranties in the aggregate would not be reasonably likely to result in a material adverse effect on the financial condition or business of Key and its subsidiaries, taken as a whole; each of Key and Merger Sub shall have performed and complied with all agreements and covenants required by this Agreement to be performed or complied, in all material respects, with by Key and Merger Sub before the Effective Date; and each of Key and Merger Sub shall have delivered to QSI a certificate, dated the Effective Date and signed by its respective chief executive officer or its president, and by its chief financial or accounting officer, and its secretary, to both such effects.

            6.1.2 NO MATERIAL LITIGATION. No suit, action, or other proceeding shall be pending, or to Key's or Merger Sub's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or that might result in a material adverse change in the value of the consolidated assets and business of Key.

            6.1.3 OPINION OF KEY COUNSEL. QSI shall have received a favorable opinion, dated as of the Effective Date, from Porter & Hedges, L.L.P., counsel for Key and Merger Sub, in form and substance satisfactory to QSI to the effect that (i) Key and Merger Sub have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective states of organization; (ii) all corporate proceedings required to be taken by or on the part of the Key and Merger Sub to authorize the execution and delivery of this Agreement and the implementation of the transactions contemplated hereby have been taken;
      (iii) the Key Shares to be delivered to the holders of QSI Common Stock in accordance with this Agreement have been duly authorized, and when issued, will be validly issued, fully paid and nonassessable outstanding shares of Key Common Stock; (iv) the Registration Statement and the post-effective amendment to the Registration Statement have become effective under the Securities Act, and no order suspending the effectiveness of the Registration Statement (including the post-effective amendment) has been issued, and to the knowledge of such counsel, no proceedings with respect to thereto have been commenced or threatened; (v) the Prospectus complies as to form under the Securities Act and the rules and regulations of the SEC thereunder for use of the Selling QSI Shareholders in the resale of the Key Shares; and (vi) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of Key and Merger Sub and is enforceable against Key and Merger Sub in accordance with its terms except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of Key and Merger Sub as to matters of fact and the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to QSI, as to matters other than federal, general corporate law of Delaware or Texas law.

            6.1.4 LISTING OF KEY COMMON STOCK. The New York Stock Exchange shall have agreed that on the Effective Date it will list the shares of Key Common Stock issuable at the Effective Date of this Agreement.

            6.1.5 CONSENT OF CERTAIN PARTIES IN PRIVITY WITH KEY. The holders of any material indebtedness of Key or Merger Sub, the lessors of any material property leased by Key or Merger Sub, and the other parties to any other material agreements to which Key or Merger Sub is a party shall, when and to the extent necessary in the reasonable opinion of the QSI Representatives, have consented to the transactions contemplated hereby.

            6.1.6 HSR. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained. In addition, any approvals required under any state laws comparable to HSR shall have been obtained.

            6.1.7 SECRETARY'S CERTIFICATES. Each of Key and Merger Sub shall deliver a secretary's certificate, which certificates shall have all corporate and charter documents of such entity attached thereto and attesting to: (i) the due organization of Key and the Merger Sub; (ii) the due authorization of the transactions contemplated by this Agreement; and
      (iii) all corporate, shareholder or other resolutions adopted by Key and the Merger Sub in connection with the transactions contemplated by this Agreement.

            6.1.8 EMPLOYMENT AGREEMENTS. Key shall have executed and delivered each of the employment agreements with the persons identified therein, each of which are attached hereto as EXHIBIT E (the "Employment Agreements").

            6.1.9 QSI SHAREHOLDER APPROVAL. The approval of the requisite number of QSI Shareholders of this Agreement and the transactions contemplated hereby, including without limitation the Merger, on or before the Effective Date, and such approval shall not have been amended, modified or rescinded on or before the Effective Date.

            6.1.10 REDEMPTION OF PREFERRED STOCK. On or before the Effective Date, QSI shall have redeemed all of the issued and outstanding shares of QSI Preferred Stock and filed with the Secretary of State of Texas a certificate of elimination with respect to each of the Series A Preferred Stock and Series B Preferred Stock.

            6.1.11 CREDIT AGREEMENT. Key shall have paid the obligations payable pursuant to the Credit Agreement dated as of December 17, 2001 among QSI, Lehman Brothers, Inc., Lehman Commercial Paper, Inc. and Southwest Bank of Texas, N.A.

            6.1.12 REGISTRATION STATEMENT. The SEC shall have declared the post-effective amendment to the Registration Statement effective on or before the Effective Date.

      6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF KEY AND MERGER SUB. The obligations of Key and Merger Sub to consummate and effect the transactions hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Key and Merger Sub in the manner contemplated by
Section 7.4 before the Effective Date.

            6.2.1 REPRESENTATIONS AND WARRANTIES OF QSI TRUE AT EFFECTIVE DATE. The representations and warranties of QSI herein contained shall be true as of and at the Effective Date with the same effect as though made at such date, except (i) as affected by transactions permitted or contemplated by this Agreement, (ii) which breaches of representations and warranties contained in Sections 3.1.8.17, 3.1.8.18, 3.1.17 (including all subparagraphs thereto) and 3.1.20 hereof would not be reasonably likely to result in costs, damages, expenses, losses or liabilities with respect to the operations, assets or liabilities of QSI and the QSI Subsidiaries taken as a whole of more than $5,000,000 (the "Liability Threshold"), and
      (iii) which breaches of such representations and warranties (other than the representations and warranties contained in Sections 3.1.8.17, 3.1.8.18, 3.1.17 (including all subparagraphs thereto) and 3.1.20 hereof) in the aggregate would not be reasonably likely to result in a material adverse effect on the financial condition or business of QSI and the QSI Subsidiaries, taken as a whole; QSI shall have performed and complied with all agreements and covenants required by this Agreement to be performed or complied with, in all material respects, by it before the Effective Date; and QSI shall have delivered to Key and Merger Sub a certificate, dated the Effective Date and signed by its chief executive officer or its president, and by its chief financial or accounting officer, and by its secretary to both such effects.

            6.2.2 NO MATERIAL LITIGATION. No suit, action, or other proceeding shall be pending, or to QSI's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which might result in a material adverse change in the value of the assets and business of QSI. Neither QSI nor any QSI Subsidiary shall have become a party to any legal or regulatory proceeding arising out of the allegations made by the plaintiff in the Shaw litigation. Based upon the report of Porter & Hedges, L.L.P. delivered to Key pursuant to Section
      5.3.11 hereof, Key shall not, in good faith, have any reasonable basis to conclude that the allegations concerning QSI in the Shaw Litigation are true.

            6.2.3 OPINION OF QSI COUNSEL. Key and Merger Sub shall have received a favorable opinion, dated the Effective Date, from Vinson & Elkins L.L.P. counsel to QSI, in form and substance satisfactory to Key and Merger Sub, to the effect that (i) QSI and each QSI Subsidiary is duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its state of organization; (ii) all corporate and shareholder proceedings required to be taken by or on the part of QSI to authorize the execution and delivery of this Agreement and the implementation of the transactions contemplated hereby have been taken; (iii) all outstanding shares of QSI Common Stock have been validly issued and are fully paid and nonassessable outstanding shares of QSI Common Stock; (iv) QSI owns of record all of the equity interests in each QSI Subsidiary; (v) all outstanding shares of QSI Preferred Stock have been validly issued and are fully paid and nonassessable outstanding shares of QSI Preferred Stock; and (vi) this Agreement has been duly executed and delivered by and is the legal, valid and binding obligation of QSI and is enforceable against QSI in accordance with its terms except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon certificates of public officials and officers of QSI as to matters of fact and the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Key and Merger Sub, as to matters other than federal or Texas law.

            6.2.4 HSR. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained. In addition, any approvals required under any state laws comparable to HSR shall have been obtained.

            6.2.5 RESIGNATIONS. Each of the officers and directors of QSI and QSI Subsidiaries shall have submitted his or her resignation as an officer or director of QSI or QSI Subsidiary, as the case may be, in form and substance satisfactory to Key.

            6.2.6 EMPLOYMENT AGREEMENTS. Each of the Employment Agreements shall have been executed and delivered. QSI shall have terminated each of the employment agreements identified on SCHEDULE 6.2.6 hereto, and shall have received a full release with respect to each such employment agreement of its obligations thereunder.

            6.2.7 QSI SHAREHOLDER APPROVAL. The approval of the requisite number of QSI Shareholders of this Agreement and the transactions contemplated hereby, including without limitation the Merger, on or before the Effective Date, and such approval shall not have been amended, modified or rescinded on or before the Effective Date.

            6.2.8 NON-COMPETE AGREEMENTS. Each of the individuals identified on
      SCHEDULE 6.2.8 hereto shall have executed and delivered a Non-Compete Agreement.

            6.2.9 SECRETARY'S CERTIFICATE. Each of QSI and the QSI Subsidiaries shall deliver a secretary's certificate, which certificates shall have all corporate and charter documents of such entity attached thereto and attesting to: (a) the due organization of such entity; (b) the due authorization of the transactions contemplated by this Agreement; and (c) all corporate, shareholder or other resolutions adopted by QSI or the QSI Subsidiaries in connection with the transactions contemplated by this Agreement.

            6.2.10 QSI REPRESENTATIVES. All corporate and shareholder action shall have been take to authorize the QSI Representatives to act as the representatives of the QSI Shareholders, including the authorization to act on behalf of the QSI Shareholders and to take any and all actions required or permitted to be taken by the QSI Representatives under this Agreement.

            6.2.11 SHAREHOLDERS AGREEMENT. QSI shall have terminated any shareholder, voting or similar agreements on or prior to the Effective Date, all in form and substance satisfactory to Key.

            6.2.12 RELATED PARTY AGREEMENTS. Each of the agreements described in
      SCHEDULE 6.2.12 hereto shall have been amended to provide that Key or the Surviving Corporation or its subsidiaries may terminate such agreements on 30 days notice without penalty and shall remove any purchase option, all in form and substance satisfactory to Key.

            6.2.13 OPTIONS. All issued and outstanding Options shall have either been (i) amended to provide for cashless exercise and such Options shall have been exercised, or (ii) classified as a Cash Out Option, and the aggregate Option Payout with respect to such Cash Out Options shall not exceed $1,000,000. Each holder of an Option classified as a Cash Out Option shall have been issued an Option Note in accordance with Section
      2.9.2.1 hereof.

            6.2.14 WARRANTS. All issued and outstanding Warrants shall have either been (i) amended to provide for cashless exercise and such Warrants shall have been exercised, or (ii) classified as a Cash Out Warrant and the aggregate Warrant Payout with respect to such Cash Out Warrants shall not exceed $500,000. Each holder of a Warrant classified as a Cash Out Warrant shall have been issued a Warrant Note in accordance with Section
      2.9.2.2 hereof.

            6.2.15 REDEMPTION OF PREFERRED STOCK. QSI shall have taken all necessary steps to insure that the QSI Preferred Stock has been redeemed in accordance with Section 2.9.3 hereof.

            6.2.16 AFFILIATE AGREEMENTS. To insure compliance with Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act, each of QSI's directors, executive officers and beneficial owners of 5% or more of QSI's Common Stock shall have executed and delivered to Key the QSI Affiliate Agreements.

            6.2.17 SEVERANCE POLICY. QSI shall have terminated any severance policy of QSI or any QSI Subsidiary without cost to either QSI or Key, other than any severance contained within any agreement set forth in
      SCHEDULE 3.1.8.11 hereto.


                                   ARTICLE 7

                         TERMINATION AND ABANDONMENT

      7.1 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated hereby abandoned at any time before the Effective Date:

            7.1.1 BY MUTUAL CONSENT. By mutual written consent of Key, Merger Sub and QSI.

            7.1.2 BY KEY BECAUSE OF DISSENTING SHAREHOLDERS. By Key, if the holders of any shares of QSI Common Stock representing in excess of 0.5% of the issued and outstanding shares of QSI Common Stock elect to exercise the right to dissent under applicable provisions of Texas law in connection with the Merger contemplated by this Agreement.

            7.1.3 BY QSI BECAUSE OF CONDITIONS PRECEDENT. By QSI, if any condition set forth in Section 6.1 hereof has not been met and has not been waived, notwithstanding any investigation made by or on behalf of QSI.

            7.1.4 BY QSI BECAUSE OF MATERIAL ADVERSE EFFECT. By QSI, if there has been a material adverse effect in the financial condition or business of Key and its subsidiaries, taken as a whole, since March 31, 2002.

            7.1.5 BY KEY OR MERGER SUB BECAUSE OF CONDITIONS PRECEDENT. By Key or Merger Sub, if any condition set forth in Section 6.2 hereof has not been met and has not been waived, notwithstanding any investigation made by or on behalf of Key.

            7.1.6 BY KEY OR MERGER SUB BECAUSE OF MATERIAL ADVERSE EFFECT. By Key or Merger Sub, if there has been a material adverse effect in the financial condition or business of QSI and the QSI Subsidiaries, taken as a whole, since March 31, 2002.

            7.1.7 BY KEY OR MERGER SUB, OR BY QSI BECAUSE OF LEGAL PROCEEDINGS. By either Key or Merger Sub, or by QSI, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby.

            7.1.8 BY KEY OR MERGER SUB, OR BY QSI, IF TRANSACTIONS NOT EFFECTIVE BY JULY 17, 2002. By either Key or Merger Sub, or by QSI, if the transactions contemplated hereby shall not have become effective on or before July 17, 2002; PROVIDED, HOWEVER, that such date shall be extended but not beyond October 15, 2002, if Key is notified by the SEC that the post-effective amendment to the Registration Statement filed in connection with the transactions contemplated by this Agreement shall be reviewed or if there is any other delay in its effectiveness.

            7.1.9 BY KEY OR MERGER SUB BECAUSE OF MATERIAL DEVELOPMENTS. By Key or Merger Sub if, one or more of QSI's representations or warranties contained in Sections 3.1.8.17, 3.1.8.18, 3.1.17 (including all subparagraphs thereto), and 3.1.20 hereof was not true as of the date hereof or not true immediately before the Effective Date, and all of such untrue representations and warranties, in the aggregate, would be reasonably likely to result in costs, damages, diminution in value, expenses, losses or liabilities with respect to the business, operations, assets or liabilities of QSI and the QSI Subsidiaries taken as a whole of more than the Liability Threshold; PROVIDED THAT no claims, costs, damages, expenses, losses or liabilities shall be included in the calculation of the Liability Threshold to the extent such amounts are insured against without reservation of rights (but only to the extent collectable and less any deductibles or self insured retentions) or to the extent that the Estimated Balance Sheet (and Final Balance Sheet) includes a specific reserve with respect to such matter of this kind or nature. Notwithstanding the other provisions of this Section 7.1.9 or any other provision of this Agreement, for the purposes of calculating the Liability Threshold (i) the disclosures on SCHEDULE 3.1.17 and SCHEDULE 3.1.20 shall not be taken into account in determining whether there has been a breach of the representations and warranties contained in Sections 3.1.8.17, 3.1.8.18, 3.1.17 and 3.1.20 hereof, and (ii) plugging and abandonment costs with regard to the items set forth in such Schedules shall be included.

      7.2 TERMINATION BY BOARD OF DIRECTORS. An election of Key, Merger Sub or QSI terminate this Agreement and abandon the Merger as provided in Section 7.1 hereof shall be exercised on behalf of Key, Merger Sub or QSI, as the case may be, by its board of directors.

      7.3 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section
7.1 hereof, this Agreement shall become void and have no force or effect, without any liability on the part of any party hereto (or the stockholders, general partner or controlling persons or directors or officers of any party hereto). Notwithstanding the foregoing, a termination of this Agreement shall not relieve any party hereto from any liability for damages incurred as a result of a willful breach by such party of its covenants and agreements hereunder occurring before such termination. Each party hereto acknowledges and agrees that, in connection with such termination, breaches of a representation or warranty hereunder by the other party shall not give rise to liability for damages except in the event of a breach of a representation or warranty resulting from a knowing and intentional act involving actual fraud or an intent to mislead or deceive. In addition, if there are one or more Potential Liabilities that have been the subject of one or more Liability Notices (i) as to which Key and QSI have been unable to determine are properly characterized as such or as to which Key and QSI have been unable to agree as to the most reasonable, cost-effective remedy in accordance with Section 8.3.1.2 hereof (each, a "Disputed Potential Liability"); (ii) Key believes the Liability Threshold has been exceeded; and (iii) QSI had previously withheld its permission for Key to conduct testing with respect to the Disputed Potential Liabilities as contemplated in Section 8.3.1.1 hereof, then Key's termination of this Agreement pursuant to Section 6.2.1 or 7.1.9 hereof shall be without liability to Key.

      7.4 WAIVER OF CONDITIONS. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, by action taken by its board of directors, the executive committee of its board of directors or its chief executive officer or its general partner. No waiver of a particular term or condition of this Agreement shall constitute a waiver of any other term or condition.

                                   ARTICLE 8

                            ADDITIONAL AGREEMENTS

      8.1 EMPLOYMENT MATTERS. After the Effective Date, Key, in its sole discretion, may take all actions necessary or appropriate to (i) permit each individual who is an employee of QSI or any QSI Subsidiary immediately before the Effective Date (a "QSI Employee") to continue to participate from and after the Effective Date in an Employee Plan, or (ii) terminate, freeze or merge any Employee Plan. Before the Effective Date, upon written request from Key, QSI and each QSI Subsidiary shall terminate, freeze or merge any identified Employee Plan maintained by QSI or any QSI Subsidiary effective as of a date specified by Key before the Effective Date; PROVIDED, HOWEVER, that no Employee Plan shall be terminated unless QSI agrees to such termination. If Key terminates or discontinues an Employee Plan after the Effective Date or requests QSI or a QSI Subsidiary to terminate an Employee Plan before the Effective Date, Key shall take all actions necessary or appropriate to permit the QSI Employees participating in such Employee Plan to participate in the comparable benefit plan, if any, maintained by Key or any of its affiliates for similarly situated employees (the "Replacement Plans"); PROVIDED, however, that if the Employee Plan that is so terminated or discontinued is a group health plan, then Key shall cause each QSI Employee participating in such group health plan and his or her eligible dependents (including, without limitation, all such QSI Employee's dependents covered by such group health plan as of the time such coverage ceases) to be covered under a Replacement Plan that (i) provides medical and dental benefits to each such QSI Employee and such eligible dependents effective immediately upon the cessation of coverage of such individuals under such group health plan in accordance with such plan's terms, and (ii) waives any preexisting condition restrictions to the extent necessary to provide immediate coverage, if such waiver is required under the Health Insurance Portability and Accountability Act. Key and its affiliates shall recognize each QSI Employee's years of service and level of seniority prior to the Effective Date with QSI and any QSI Subsidiaries for purposes of eligibility and vesting under any Replacement Plan that is a medical, dental or Code Section 401(k) Plan. In the event that Key adopts a severance plan to address reduction in force implemented in connection with the integration of the operations of Key and QSI, such plan shall treat similarly situated employees of Key and QSI the same. Further, if, on or after the Effective Date, Key terminates the employment of any QSI Employee to whom QSI or any QSI Subsidiary is obligated to pay severance benefits as identified on SCHEDULES 3.1.8.8, 3.1.8.11 or 3.1.19 hereto, and such obligation is not waived, Key, and not QSI, any QSI Subsidiary or the QSI Shareholders, shall be responsible for the payment of such severance benefits.

      8.2 VOTING AND SUPPORT AGREEMENTS. Contemporaneously with the execution and delivery of this Agreement, each of the QSI Shareholders identified on
SCHEDULE 8.2 hereto shall execute and deliver the Voting and Support Agreements.

      8.3 LIABILITY THRESHOLD.

            8.3.1.1 ENVIRONMENTAL ASSESSMENT. Key shall have the right, at its sole cost, risk and expense, to conduct or have conducted an Environmental Assessment of the properties and operations of QSI and each QSI Subsidiary. QSI agrees to provide Key (or its agents or contractors) with reasonable access as necessary to conduct the Environmental Assessment and the investigation. QSI shall have the right to require Key (or its agents or contractors) to conform to QSI's (or the operator's, if not QSI's) safety and industrial hygiene procedures in the conduct of the Environmental Assessment. During the Environmental Assessment, Key shall not be permitted to (i) conduct any soil, water or groundwater sampling or subsurface testing of any kind; or (ii) contact any governmental authority regarding the properties and operations of QSI or any QSI Subsidiary, in either case without first obtaining written permission from QSI, which permission shall be granted or denied within three days of receipt by QSI of the written request therefor, with respect to the specific sampling, testing or contact proposed by Key; provided, however, that Key may make such contacts as may be necessary to arrange to review and copy publicly available agency records relating to environmental conditions and permitted operations at properties owned, leased or operated by QSI or any QSI Subsidiary.

            8.3.1.2 IDENTIFICATION AND CALCULATION8.3.1.3 . Key shall deliver to QSI a written notice as soon as practicable after receiving a report identifying any Potential Liability. Such notice (the "Liability Notice") shall:

                  (i) identify the property on which the Potential Liability exists;

                  (ii) set forth Key's estimate of the most cost-effective
            remedy to cure the Potential Liability; and

                  (iii) set forth Key's estimate of any liability for damages to third parties that could arise out of the Potential Liability.

            Key and QSI will negotiate in good faith to determine (a) whether each Potential Liability identified on the Liability Notice is properly characterized as such, (b) the cost of implementing the remedy determined in accordance with clause (ii) above, and (c) the net present value of any damages that could arise out of third party claims identified on the Liability Notice. The estimate of the most cost-effective remedy determined in accordance with clause (ii) above shall include investigation costs typically associated with the proposed remedy, but shall not include investigation costs incurred by Key in the investigation pursuant to which Key assembled the information on the Liability Notice. In estimating the amount of the potential third party damages pursuant to clause (iii) above, Key and QSI shall consider both the magnitude of the Potential Liability and the likelihood of liability actually arising out of the Potential Liability. A Potential Liability identified on a Liability Notice shall not be included in the Liability Threshold to the extent Key and QSI agree in writing that it should not so be included or to the extent it has been corrected or remedied by QSI to Key's satisfaction before the Effective Date.

      8.4 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby.

      8.5 INDEMNIFICATION; OFFICERS AND DIRECTORS INSURANCE. Except to the extent Surviving Corporation is merged into Key or its affiliates, the Surviving Corporation's articles of incorporation and bylaws shall not be amended in a manner that adversely affects the rights of any Indemnified Executive thereunder unless otherwise required by applicable law. The Surviving Corporation shall maintain, for not less than three years after the Effective Date, director's and officer's liability insurance covering each Indemnified Executive on terms not materially less favorable than the insurance maintained in effect by QSI on the date hereof in terms of coverage (including without limitation types of claims, time period of claims, exclusions and persons covered), amounts and deductibles; provided that the costs of such insurance shall not exceed $100,000 or the covered Indemnified Executive shall be responsible for payments in amounts in excess of such $100,000, shall reduce the coverage limits to levels that will not exceed the $100,000 premium, or may elect to terminate coverage. Each

Indemnified Executive is intended to be a third party beneficiary of this
Section 8.5 and may specifically enforce its terms. This Section 8.5 shall not limit or otherwise adversely affect any rights any Indemnified Executive may have under any agreement with QSI or under QSI's articles of incorporation or bylaws.

      8.6 PUBLIC ANNOUNCEMENTS. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media or any other party, with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and contents of any such announcement or communications as may be reasonable under the circumstances; provided, however, that nothing contained herein shall prevent any party from (i) promptly making all filings with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the transactions contemplated by this Agreement.

                                   ARTICLE 9

                                  MISCELLANEOUS

      9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

            9.1.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF KEY AND MERGER SUB. The representations, warranties, covenants and agreements made by Key or Merger Sub shall not survive the Effective Date; PROVIDED THAT nothing herein shall limit the survival of any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Date.

            9.1.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF QSI. The representations, warranties, covenants and agreements made by QSI shall not survive the Effective Date; PROVIDED THAT nothing herein shall limit the survival of any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Date.

      9.2 ENTIRETY; AMENDMENTS. This Agreement and each agreement executed contemporaneously herewith embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      9.3 COUNTERPARTS. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

      9.4 NOTICES AND WAIVERS. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

                           IF TO KEY OR MERGER SUB

Addressed to:                           With a copy to:

Key Energy Services, Inc.               Porter & Hedges, L.L.P.
400 South River Road                    700 Louisiana
New Hope, Pennsylvania 18938            Houston, Texas 77210-4744
Attn: General Counsel                   Attn: Samuel N. Allen
Facsimile: (215) 862-7902               Facsimile:  (713) 228-1331

                                  IF TO QSI

Addressed to:                           With a copy to:

Q Services, Inc.                        Vinson & Elkins L.L.P.
3100 Timmons Lane                       2300 First City Tower
Suite 300                               1001 Fannin
Houston, Texas 77027                    Houston, Texas 77002-6760
Attn: David S. Schorlemer               Attn:  T. Mark Kelly
Facsimile: (713) 869-2978               Fax: (713) 758-2346

      Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

      9.5 CAPTIONS. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

      9.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

      9.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

      9.8 JOINT DRAFTING. This Agreement and its exhibits have been jointly drafted by each of the parties hereto and their counsel. Neither this Agreement nor any of its exhibits shall be construed against any party based on its authorship.

      9.9 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.




                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their individual names or their respective corporate names by their respective duly authorized representatives, as applicable, all as of the day and year first above written.

                               KEY ENERGY SERVICES, INC.



                               By:   /s/ JACK D. LOFTIS, JR.
                                     ------------------------------------------
                                     Jack D. Loftis, Jr., SENIOR VICE PRESIDENT


                               KEY MERGER SUB, INC.



                               By:   /s/ JACK D. LOFTIS, JR.
                                    ------------------------------------------
                                    Jack D. Loftis, Jr., VICE PRESIDENT



                               Q SERVICES, INC.


                               By:  /s/ CRAIG M. JOHNSON
                                    -----------------------------------------
                                    Craig M. Johnson, PRESIDENT




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